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                                                                   Exhibit 10.8

FINAL EXECUTION COPY


                         DEVELOPMENT AND LOAN AGREEMENT


         This Development and Loan Agreement (the "Agreement") is entered into as of this 26th day of August, 2001, by and between the Dry Creek Rancheria Band of Pomo Indians, a federally-recognized Indian tribe (the "Tribe") and DRY CREEK CASINO, LLC, a Texas limited liability company (the "Developer").

RECITALS

         A. Tribe is a federally recognized Indian tribe that occupies and exercises Tribal governmental jurisdiction over real property held in trust for it by the United States ("Reservation").

         B. Tribe and the State of California are parties to a Tribal-State gaming compact pursuant to the Indian Gaming Regulatory Act ("IGRA") that has been approved by the Secretary of the Interior and is in effect ("Compact"). Tribe has adopted an ordinance regulating gaming on the Reservation ("Gaming Ordinance") that has been approved in accordance with IGRA by the Chairman of the National Indian Gaming Commission ("NIGC").

         C. Tribe is governed generally by its Tribal Council, consisting of Tribal members of voting age. The day to day administration of the Tribe is conducted by an elected body known as the Dry Creek Board of Directors ("Board"). In accordance with the Gaming Ordinance and the Compact, Tribe has formed a governmental agency to regulate gaming on the Reservation, known as the Dry Creek Tribal Gaming Commission ("TGC"). Tribe has also formed a Tribal committee to provide Tribal input into the development of economic development projects, including any Tribal gaming projects, which the Tribe is considering formalizing into a Tribal governmental economic development agency ("EDA").

         D. Tribe desires to construct and operate a temporary casino ("Facility") capable of being opened as soon as possible ("Commencement Date"), to be operated pending the development and construction of a permanent casino, hotel, and retail resort complex. Tribe intends the temporary casino to accommodate 1600 gaming devices and ancillary facilities and services, at a location on the top portion of the Reservation, tentatively named the "Dry Creek Ridge Casino." Tribe lacks its own funds to construct such a Facility. Developer has agreed, pursuant to the terms herein, to assist Tribe in the development and financing of the temporary Dry Creek Ridge Casino, on the terms and conditions set forth herein. Developer will have no role whatsoever in the operation of the casino. In addition to arranging for Tribe to borrow funds for development, Developer has agreed to make certain Development Advances to Tribe to assist it in the administration of its government and to meet pending obligations, including those arising out of the immediate need by certain Tribal Members for housing assistance.


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         E. Developing the Dry Creek Ridge Casino also involves developing a water supply and tanks, an associated fire suppression system, appropriate sewage treatment, and the preparation of roads and parking on, and possibly off, the Reservation (the Dry Creek Ridge Casino and said additional development is referred to collectively herein as the "Project").

         F. In anticipation of earlier plans to construct an interim casino (the "Sonoma Canyon casino") that were unexpectedly interrupted, residents of the Dry Creek Reservation moved off the Reservation and are now immediately in need of replacement housing ("Relocated Members"). A portion of the Financing proceeds provided for herein will be used to meet the housing needs of the Relocated Members.

         G. Prior to entering into this Agreement certain documents were executed with third parties with respect to 1) the Sonoma Canyon casino (the "Sonoma Canyon Documents") and 2) a permanent casino, hotel, and retail resort complex, known as the "Sonoma Falls" project (the "Sonoma Falls Documents"). Tribe has not and does not intend to negotiate with Developer regarding a permanent casino, hotel and retail resort complex. The parties to this Agreement believe that the Sonoma Canyon Documents contemplate an interim casino that was to be built prior to May 15, 2001, which casino was not constructed. Neither the Sonoma Canyon Documents nor any other documents govern the future construction of a temporary casino on the Dry Creek Reservation pending development of the permanent casino complex. This Agreement and the activities contemplated under it do not interfere in any way with the rights and duties, if any, of the parties to the Sonoma Canyon Documents or the Sonoma Falls Documents.

         NOW THEREFORE, in consideration of the representations, warranties and mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                    ARTICLE I
                                  DEFINITIONS

         In addition to initially capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

         "Affiliate" means any person or entity directly or indirectly controlled by or under common ownership or control with the Tribe, including, but not limited to, all commercial or business entities, agencies, corporations, Projects or other instrumentalities of the Tribe. The TGC and EDA are affiliates of the Tribe.

         "Agreement" means this Development and Loan Agreement.

         "Available Cash Flow" means the Net Revenues each month remaining after Tribe has received its Tribal Draw and Debt Service (other than interest paid as part of the Operating Expenses) has been paid.

         "Buy-Out Option" means the option described in Section 6.9 of this Agreement.


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         "Class II Gaming" means Class II Gaming as defined in IGRA.

         "Class III Gaming" means Class III Gaming as defined in IGRA.

         "Collateral" means all Net Revenues and all Furnishings and Equipment.

         "Commencement Date" means the date on which the Project first opens to the public for business.

         "Commitment" has the meaning assigned to that term in Section 2.2.

         "Compact" means the Tribal-State Gaming Compact between the Tribe and the State of California.

         "Cost Budget " means the budget attached hereto as Exhibit "A" setting forth the approximate costs the parties anticipate will be incurred in order to prepare the Project for the Commencement Date and including certain costs incurred by the Tribe in connection with conducting gaming on the Reservation prior to the execution of this Agreement. The Cost Budget is to be funded from the Development Advances and Loan proceeds. "Credit Enhancement Fee" means twenty percent (20%) of Net Revenues payable to Developer pursuant to this Agreement.

         "Credit Enhancement Term" means the period beginning on (i) the Final Completion Date, if it occurs on the first day of any calendar month, (ii) the fifteenth day of the month in which the Final Completion Date occurs, if it occurs on any of the second through the fifteenth day of any calendar month or
(iii) the first day of the calendar month following that during which the Final Completion Date occurs, if the Final Completion Date occurs on any of the sixteenth through the thirty-first day of any calendar month, and ending in all cases 60 months thereafter, subject to adjustment for any Tolling Period pursuant to Section 6.8.3, unless terminated earlier pursuant to the Buy-Out Option.

         "Credit Enhancer" is defined in Section 2.2.1 of this Agreement.

         "Debt Service" means all interest and principal due under the Financing Documents.

         "Developer" means DRY CREEK CASINO, LLC, a Texas limited liability company.

         "Development Advances" means the advances to Tribe made pursuant to
Section 2.1 of this Agreement.

         "Final Completion Date" means the date on which not less than 1400 of the Tribe's authorized gaming devices are placed in operation in the Project or May 15, 2002, whichever shall first occur.


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         "Financing" means all monies lent to Tribe pursuant to this Agreement, including the Development Advances and the Loan proceeds.

         "Financing Documents" means this Agreement, the Note, the Security Agreement and any other agreements, documents, or instruments from time to time evidencing, guarantying, securing, or otherwise relating to the Financing, including such forms of loan agreement, promissory note, security agreement and such other documents and instruments as shall be required by Lender in connection with the Loan, as they may be amended, modified, extended, renewed, or supplemented from time to time.

         "Furnishings and Equipment" shall mean all furniture, fixtures and equipment required for the operation of the Project in accordance with the standards set forth in this Agreement, including, without limitation:

                  (a) cashier, money sorting and money counting equipment, surveillance and communication equipment and security equipment;

                  (b) electronic gaming terminals and video games of chance, table games, bingo blowers, electronic displays, Class II Gaming pull-tab dispensers, table games, and other Class II Gaming and Class III Gaming equipment, as permitted pursuant to the Compact and the IGRA, which are not purchased pursuant to the Gaming Device Agreements;

                  (c)      office furnishings and equipment;

                  (d) specialized equipment necessary for the operation of any portion of the Project for accessory purposes, including, but not limited to, equipment for kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities; and all other furnishings and equipment hereafter located and installed in or about the Facility which are used in the operation of the Project in accordance with the standards set forth in this Agreement.

         "Gaming" means any and all activities defined as either Class II Gaming or Class III Gaming under IGRA and the Compact.

         "Gaming Ordinance" means the Dry Creek Gaming Act, and any regulations promulgated thereunder, which has been enacted and approved in accordance with IGRA.

         "Gross Revenues" means all revenues of any nature derived directly or indirectly from the Project including, without limitation, all Gaming revenue, all food and beverage sales, all entertainment and retail sales, all parking fees and all other rental or other receipts from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees or concessionaires, provided that such lessees, sublessees, licensees and concessionaires are not subsidiaries or affiliates of the Tribe).


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         "IGRA" means the Indian Gaming Regulatory Act of 1988, as amended, codified at 25 USC 2701 et seq., and all regulations promulgated thereunder.

         "Land" means the real property located within the Reservation.

         "Legal Requirements" means any and all present and future federal, State, local and Tribal judicial, administrative, or legislative rulings or decisions, as well as any and all present and future federal, state, local or Tribal laws, codes, rules, regulations, permits, licenses and certificates, in any way applicable to the Tribe, Developer, the Land, the Facility, and the Project, including, without limitation, the IGRA, the Compact and the Gaming Ordinance, as then currently in effect.

         "Lender" means one or more third-party federally or state regulated banks or savings and loan institutions that together, through Developer's efforts and pursuant to the Commitment, agree to provide the Loan to Tribe for the Project.

         "Loan" means the loan provided by the Lender.

         "Maturity Date" means the fifth anniversary of the Commencement Date or the date on which all obligations under the Financing Documents have been repaid, whichever first occurs.

         "MOU" means that certain Memorandum of Understanding being negotiated between and among the Tribe, Sonoma County, and certain local and county agencies, in order to mitigate possible off-reservation environmental impacts identified through the processes required under the Compact.

         "Net Revenues" means the Gross Revenues after prizes and payouts (including deductions for allocation of shared jackpots) to reach the "win" as referred to by accountants familiar with the gaming industry, less Operating Expenses.

         "Note" means that certain promissory note to be executed by Tribe in favor of the Developer to evidence the Development Advances, substantially in the form of Exhibit "B" attached hereto.

         "Operating Expenses" means expenses incurred in the ordinary course of operating the interim casino as recognized under GAAP, and including but not limited to costs associated with and payments due under the MOU, rent (and, with respect to capital leases, interest expenses) in connection with the rental or lease of any gaming equipment or device, including but not limited to royalties, license fees and other costs associated with the play of such equipment or device, including themed or progressive-style slot machines, interest paid on the Loan, regulatory fees, costs and assessments imposed under the Legal Requirements, and payments due under the Compact, but excluding the Credit Enhancement Fees, principal due under the Loan, any Tribal Draws, or any amounts paid to Indemnitees under Section 4.5 of this Agreement. For avoidance of doubt, "Operating Expenses" shall not include (a) the repair and replacement reserve (or expenses) described in Section 2.11 (e) of this Agreement, (b) depreciation, or (c) any expense which is incurred for some purpose other than the generation of income or the maintenance or protection of the Project.


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For purposes of this Agreement, Operating Expenses considered in the computation of Net Revenues shall be limited to those expenses which are reasonable and necessary in accordance with common business practices in the gaming industry, giving effect to the size, location, customer base, level of competition and Gross Revenues of the Project (hereinafter "Reasonable Expenses"). If any party believes that Operating Expenses for any contract year are in excess of Reasonable Expenses, the matter shall be submitted to arbitration to be resolved by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect unless Tribe and Developer mutually agree otherwise. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. The award rendered by the arbitrator shall not include any award of attorneys' fees and costs to the prevailing party, shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.

Notice of the demand for arbitration shall be filed in writing with the other party to the agreement and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the dispute has arisen, and in no event shall it be made later than 60 days after the later of
(a) delivery by Tribe of Year End Operating Statements for the year in question in accordance with the provisions of Section 2.7.3, or (b) completion of examination by Developer of the books and records in accordance with the provisions of Section 2.7.3.

The notice of demand for arbitration submitted by each party to the American Arbitration Association shall request the American Arbitration Association to provide each party with a list of arbitrators that have at least ten (10) years experience in Indian gaming operations. From this list, each party shall strike the names of those arbitrators that such party would prefer not to have arbitrate the dispute and attach a brief explanation of the reasons therefor. Each party shall then list, in priority, the remaining arbitrators and return such list to the American Arbitration Association to select the one arbitrator for the arbitration proceeding based on the list returned by each party to the American Arbitration Association.

         "Project " means the temporary gaming facility on the Land, to be known as the Dry Creek Ridge Casino, together with ancillary development and all fixtures, Furnishings and Equipment attached to, forming a part of the Project, or necessary or useful for the operation of the Project.

         "Qualified Costs" means (i) all costs of developing, designing, constructing, equipping and furnishing the Project, including consulting fees, supplies, utility costs, regulatory costs, fees and assessments under Legal Requirements, infrastructure improvements, landscaping, parking, curb cuts, access enhancement, off-site road improvement and other infrastructure improvements related to or necessary for the Project, architectural, engineering and contractors' fees and costs, construction labor and materials, finishes, signs, Furnishings and Equipment, the initial working capital for the Facility and the Project necessary or desirable for implementing the operation of Project, Developer's and Tribe's attorneys' and consultant's fees and legal costs in connection with the Project, other professional fees in connection with the Project, all pre-opening costs, and initial operating capital, to the extent approved by Developer and set forth in the Cost Budget, (ii) Tribal governmental and regulatory expenses as set forth in Exhibit "C", including, but not limited to, Tribal Gaming Commission funding, and $90,000 per month from the date on which the Loan is funded until the Commencement Date to continue to fund Tribal governmental, housing and operating expenses, and (iii) all financing fees and expenses, interest payments and any scheduled principal payments, incurred prior to the Commencement Date; provided that all Qualified Costs shall be allocated in accordance with GAAP, consistently applied and shall not include costs incurred prior to the date of this Agreement, unless the costs are specifically set forth on Exhibit "C" hereto.


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         "Reservation" means the real property within Sonoma County, California that is owned in trust by the United States for Tribe, which Tribe occupies and over which it exercises governmental jurisdiction, and on which all gaming conducted as part of the Project shall be conducted.

         "Security Agreement" means the Security Agreement executed by the Tribe to secure repayment of the Development Advances, securing the Collateral for the benefit of Developer and Lender pursuant to this Agreement, substantially in the form of Exhibit "D" attached hereto.

         "Sonoma Canyon Documents" means the documents by that name referred to in paragraph G of the Recitals.

         "Sonoma Falls Documents" means the documents referred to by that name in paragraph G of the Recitals.

         "Third-Party Disputes" means all disputes or claims relating, directly or indirectly, to any Gaming on the Reservation, the Sonoma Canyon Documents, the Sonoma Falls Documents, any other claimed agreements between the Tribe and any third party, Gross Revenues, the Facility or any Collateral, and brought by a person or entity not a party to this Agreement, against the Tribe, Developer, Lender, or the Credit Enhancer, with respect to a claim which, if successful, would materially affect Developer's economic rights under this Agreement.

         "Tolling Period" means period of cessation of operations pursuant to
Section 6.8.3.

         "Tribal Draw" means an amount of up to $300,000 (depending on availability) of Net Revenues to be drawn by the Tribe each month in accordance with Section 2.11 (a).

         "Tribe" means the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian tribe.


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                                   ARTICLE II

                       THE LOAN AND THE PROJECT FINANCING



         2.1 Developer shall advance the following funds (the "Development Advances") to Tribe on the dates indicated for the purpose of assisting Tribe meet its current obligations and expenses: (a) $320,000 upon execution of this Agreement, which shall be used for said housing relocation expenses and a $10,000 non-refundable expense deposit payable to the placement agent named below, and the balance of which as the Tribe shall determine to meet both Tribal operational needs and obligations related to the Project, including prior efforts to develop a gaming project on the Reservation; and (b) $90,000 per month on each of 30, 60 and 90 days after execution of this Agreement, to fund Tribal governmental, housing and regulatory expenses until such time as the Loan is funded. For purposes of this Agreement, Development Advances shall also be deemed to include $30,000 loaned to Tribe for governmental purposes by an Affiliate of Developer pursuant to a Loan Agreement dated June 15, 2001, and such other advances as may be made by or through Developer on Tribe's behalf in furtherance of Project development or otherwise, or as made necessary, if at all, pursuant to Section 4.4(b) hereof. Such Development Advances shall earn interest at the rate of 12% per annum, and shall be repaid as set forth below.

                  2.1.1 Repayment. The parties intend that the Development Advances shall be repaid from the Loan proceeds. In the event the Loan proceeds are insufficient, the balance of the unpaid Development Advances shall be repaid as recoupment in accordance with the provisions of Section 2.11(d). Provided, that if Tribe and Credit Enhancer do not fully execute and deliver the Financing Documents and this Agreement terminates pursuant to Section 2.3, then all principal and accrued interest in connection with the Development Advances shall be repaid by Tribe on or before 90 days after the terminating date pursuant to
                           Section 2.3 (the "Due Date"), provided that principal and accrued interest, at 12% per annum, not paid by the Due Date shall accrue additional interest thereon until paid in full, and provided further that any repayment due hereunder shall be paid solely from Net Revenues of any gaming operation or other commercial enterprises, to the extent such revenues are in excess of the Tribal Draw, then or thereafter operated by or on behalf of Tribe.

                  2.1.2 Security. As security for Tribe's payment obligations with respect to the Development Advances, Tribe grants to Developer a first lien security interest in the Collateral ("Developer's Lien"), which security interest shall be superior to all other claims against the Collateral. Tribe will execute and deliver all documents required and reasonably requested by Developer to evidence such security interest from time to time. It shall be Tribe's sole responsibility to cause the removal of any lien, encumbrance or other claim against the Collateral. Developer shall sign, deliver and record such instruments as are required to remove Developer's Lien upon the first to occur of (a) full execution and delivery of the Financing Documents by Lender, Credit Enhancer and Tribe, or (b) full repayment of all Development Advances. Notwithstanding anything to the contrary contained in this Agreement, Developer acknowledges and agrees that prior to the execution of this Agreement, the Sonoma Canyon Documents, the Sonoma Falls Documents, or documents related to the parties therein or their principals were executed and may create liens or security interests that conflict with the provisions of this Section and other security interests contained herein ("Third Party Liens"). The existence of any enforceable Third Party Liens shall not be deemed to be a violation of this Section or a breach of this Agreement.


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         2.2 Loan Commitment. Developer shall use its best efforts to arrange for the Tribe to receive Loan proceeds no later than December 15, 2001, in the amount of Twenty Seven Million Five Hundred Thousand and No/00 Dollars ($27,500,000) less the amount of the Development Advances (in total, the "Loan") to be disbursed for the payment of Qualified Costs to facilitate the immediate commencement of development and construction activities with respect to the Project. Said Loan shall be funded through the Commitment described below to the extent such Commitment is available, provided that both parties shall cooperate in seeking the lowest interest rate, terms and Loan fees and the most favorable terms available through the placement agent named below, consistent with current market conditions:

                  2.2.1 Attached hereto as Exhibit "E" is a Loan placement commitment (the "Commitment") from Miller Johnson Steichen Kinnard, Inc ("MJSK"), which Developer has obtained on behalf of Tribe in the amount of $27.5 million. Developer (or one or more of its LLC Members) shall act as a guarantor (the "Credit Enhancer") of the Loan covered by the Commitment, to the extent a guaranty is required by the Lender. Lender may substitute a third party to act as Credit Enhancer provided such party meets all the Legal Requirements for lending funds to the Project, agrees to the terms and conditions agreed to by Developer under this Agreement, and does not require any delay in the commitments made by Developer herein. Tribe and Developer hereby consent to the terms and conditions of the Commitment. Tribe agrees to execute the Financing Documents as borrower, provided they conform in material part to the Commitment and this Agreement and subject to Tribe's reasonable approval. Developer agrees to cause the Credit Enhancer to execute the Financing Documents as guarantor, provided they conform in material part to the Commitment and this Agreement and subject to Credit Enhancer's reasonable approval.


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         2.3 Tribe shall execute all Financing Documents reasonably required, upon commercially reasonable terms and consistent with this Agreement, to enable Developer to timely meet the Loan funding obligations herein. In the event that the Tribe has not timely executed the Financing Documents in accordance with this Agreement by December 15, 2001, or Developer has not caused the Loan described in Section 2.2 above to fund by such date, either through the Commitment or otherwise, this Agreement shall thereupon be null and void, and neither party shall have any further or continuing obligation to the other, except that (a) Tribe's obligation to repay the Development Advances in accordance with the provisions of Section 2.1.1, (b) all provisions herein related to security granted by Tribe to secure repayment of said Development Advances, and (c) all remedies granted to Developer hereunder to enforce Tribe's obligations under Section 2.1.1 (including without limitation Sections 4.5, 5.2, 5.3, and 5.4) shall remain in full force and effect. Further, in the event that the Loan is available for funding in accordance with the terms of the Commitment by December 15, 2001, then any failure of the Tribe to accept such funding, whether as a result of its failure to execute any of the Financing Documents reasonably required, upon commercially reasonable terms and consistent with this Agreement and the Commitment, or to reasonably satisfy any material condition precedent to funding set forth in this Agreement or any of the Financing Documents which is within the control of the Tribe, shall be deemed to be and shall constitute an exercise by the Tribe of the Buy-Out Option provided for in
Section 6.9 of this Agreement.

                  2.3.1 Notwithstanding the provisions of Section 2.2, it is mutually agreed and understood that Developer's obligation to use its best efforts to cause the Loan proceeds to be provided to Tribe is expressly conditioned upon satisfaction of the conditions set forth in Sections 2.5, 2.5.1, 2.5.2 and such other conditions set forth in the Financing Documents as shall be required by Lender, and delivery to Developer of each of the following:

                           (1) Resolution of the Tribal Council authorizing the execution, delivery and performance of this Agreement and the Financing Documents to which the Tribe is a party;

                           (2) Certificates signed by the Chairman of the Board as to the incumbency and proper signature of the person or persons authorized to execute and deliver the Financing Documents and any other certificates or documents to be delivered by the Board; and

                           (3) a certificate of the Chairman of the Board stating that, after giving effect to this Agreement or the Financing Documents, to the best of his knowledge the representations and warranties contained herein are true and accurate and no Event of Default exists as of the date hereof with respect to the Development Advances.


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         2.4 Loan. Upon satisfaction of all the conditions precedent for obtaining the Loan, Developer agrees to make available, or cause Lender to make available, to Tribe the Loan proceeds within five (5) days of the execution of the Financing Documents, which shall be advanced, deposited and disbursed pursuant to the Financing Documents and to the extent agreed by Tribe, which agreement shall not be unreasonably withheld. Tribe agrees that the Loan funds shall be used solely for the payment of Qualified Costs in furtherance of the purposes set forth in this Agreement.

                  2.4.2 In addition to said principal amount of the Loan set forth in the preceding subparagraph, Developer agrees to make available to Tribe as and when needed, but no sooner than 30 days after the Commencement Date, its credit enhancement for, and its best efforts to assist Tribe in obtaining, an additional loan of up to Nine Million Dollars ($9,000,000) ("Stand-by Loan") to be used solely for liquidating any Third Party Dispute claim as Tribe, in its sole discretion, deems justified.

         2.5 Conditions Precedent to Development Advances. Developer's obligation to make Development Advances pursuant to this Agreement shall become effective only upon satisfaction of the following conditions precedent at the sole cost and expense of Tribe:

                  2.5.1 Representations and Warranties Accurate. The representations and warranties by Tribe in Section
                           4.2 herein are correct on and as of the date of this Agreement and on the date of each Development Advance.

                  2.5.2 Documents. Developer shall have received the following agreements, documents and instruments, each duly executed by the parties thereto:

                           (i) Security Documents. The Security Agreement and
                  such other documents, agreements, and instruments as may be required by Developer, securing the Collateral for the benefit of Developer or perfecting such security interest;

                           (ii) Certificate. Certificates signed by the Chairman
                  of the Board as to the incumbency and proper signature of the person or persons authorized to execute and deliver any such documents, agreements and instruments and any other certificates or documents to be delivered by the Board;

                           (iii) Tribal Documents. Copies of the following,
                  certified as to authenticity by the Secretary of the Board:

                           (1) Resolution of the Tribal Council authorizing the execution, delivery and performance of this Agreement and other documents to which the Tribe is a party.

                           (2) Resolution of the Tribal Council authorizing execution of the Compact.

                           (3)   the fully executed Compact.

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                           (4)   evidence of the publication of notice of the
                                 Compact in the Federal Register as required by IGRA.

                           (5) letter from Secretary of the Interior as to effectiveness of Compact.

                           (6) Resolution of the Tribal Council adopting Gaming Ordinance.

                           (7)   the Gaming Ordinance.

                           (8) all Gaming regulations, if any, adopted under the Gaming Ordinance.

                           (9) evidence that the Gaming Ordinance has been approved by the NIGC to the extent required by IGRA, or an opinion of legal counsel to the Tribe that such approval is not required for the Tribe to be in compliance with IGRA.

                           (10) all licenses issued or required to be issued by the TGC, or any government authority to the Tribe in connection with the operation of the Project.

                           (11) to the extent not identified above in this Section, and except as may be prohibited by law or agreement, all other agreements or contracts of the Tribe or any affiliate of the Tribe concerning the conduct of gaming activities on the Reservation or the development, financing, design, construction, installation, equipping or operation of the Project, including any off-site improvement or development contracts, any multi-game device, consulting, management, joint venture, partnership, purchase, financing, mortgage, loan or equipment transportation agreement, and any lease, franchise, licensing or easement contract.

                           (12) to the extent not identified above in this Section, all resolutions and ordinances of the Tribe relating to the Project, this Agreement or the Development Advances, including those that relate to or may affect any action relating to:

                                       o the sovereign immunity of the Tribe;

                                       o the powers and authority of the Tribe;

                                       o the development, design, financing,
                                         construction, installation, equipping,
                                         or operation of the Project;

                                       o the Land on which the Project is
                                         located;

                                       o secured financing matters, including
                                         the uniform commercial code;

                                       o other forms of borrowing or pledging of
                                         Tribe's assets;

                                       o commercial transactions;

                                       o permits and licenses relevant to the
                                         Gaming Facilities and the conduct of
                                         the operations of the Tribe at the
                                         Gaming Facilities;

                                       o investment restrictions or
                                         requirements; and

                                       o any tax imposed on the development,
                                         design, financing, construction,
                                         installation, equipping or operation of
                                         all or any portion of the Project.

                           (iv) a certificate of the Chairman of the Board
                  stating that after giving effect to this Agreement, and to the best of his knowledge, the representations and warranties contained herein are true and accurate and that no Event of Default exists as of the date hereof hereunder;

                           (v) chattel lien searches covering the name of the
                  Tribe, the Project or any Affiliate, current within seven (7) days of the effective date of this Agreement, reflecting no liens or encumbrances on the Project, or the Collateral;

                           (vi) searches within seven (7) days of the effective
                  date of this Agreement evidencing no bankruptcies, tax liens, or judgments relating to the Tribe, any affiliate of the Tribe or any of the properties that are not consented to by Developer;

                           (vii) the opinion of legal counsel for the Tribe in
                  substantially the form attached hereto as Exhibit "F";

                           (viii) evidence of the insurance coverage required by
                  Section 2.10 hereof,

                           (ix) Evidence of Completion of Filings and
                  Recordings. Evidence of completion of all recordings and filings to establish and maintain perfection and priority of the Collateral; and

                           (x) Other Items. Such other agreements, documents,
                  and instruments as Lender or Developer may reasonably require, including, without limitation, invoices and other documents evidencing the Qualified Costs.

                  2.5.3 Waiver of Conditions. Delay or failure by Lender or Developer to insist on satisfaction of any condition of a Loan or Development Advance shall not be a waiver of such condition precedent or any other condition precedent. If Tribe is unable to satisfy any condition precedent, the making of the Loan shall not preclude Lender or Developer from thereafter declaring the condition or event causing such inability to be an Event of Default.

         2.6 Credit Enhancement Fee.

                  2.6.1 In addition to all other payments paid to the Developer under the Financing Documents, Tribe shall pay to Developer from Available Cash Flow the Credit Enhancement Fee. Payment to Developer of the Credit Enhancement Fee is in consideration of Developer providing the Credit Enhancer and all other services under this Agreement, and shall be paid to Developer during the entire Credit Enhancement Term and during the period between the Commencement Date and the Final Completion Date (the "Pre-Completion Period"), unless Tribe exercises the Buy-Out Option. The Credit Enhancement Fee is considered due and payable on the 15th day of each month of the Credit Enhancement Term and of the Pre-Completion Period.

                  2.6.2 As additional security for Tribe's payment obligations with respect to the Credit Enhancement Fee, Tribe grants to Developer a first lien security interest in the Collateral, which security interest shall be superior to all other claims against the Collateral. Tribe will execute and deliver all documents required and reasonably requested by Developer and or the Lender to evidence such security interest. It shall be Tribe's sole responsibility to cause the removal of any lien, encumbrance or other claim against the Collateral, including without limitation any lien, encumbrance or other claim, from a Third Party Dispute. Notwithstanding the foregoing provisions of this Section 2.6.2, Developer agrees to subordinate the foregoing lien to any lien required by Lender as a condition of funding the Loan.

                  2.6.3 The Tribe shall pay interest on overdue Credit Enhancement Fees at the rate equal to 12% per annum to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue installments of such interest (without regard to any applicable grace period) at the same rate to the extent lawful. All interest shall be automatically included into the next month's Credit Enhancement Fee payment. Insufficient Available Cash Flow from which to pay any portion of the Credit Enhancement Fee shall not be deemed to render payment of such fee "overdue" or to constitute an event of default under this or any other agreement.

         2.7 Accounting and Books of Account.



                  2.7.1 Pursuant to GAAP and the Legal Requirements, the Tribe shall prepare and provide access to or make available to Developer:

                           (a) Project operating statements, operating budgets, the annual business plan and the capital budget and a budget for capital replacements;

                           (b) full and accurate books of account of the Project, located at an office in or near the Project. Developer shall have reasonable access, to be exercised during business hours on at least 24 hours notice, to the Project and its books and records for the purpose of auditing the payments and determinations thereof under this Agreement, and shall have the unlimited right to inspect, examine, and copy all such books and supporting business records. Such rights may be exercised through an agent, employee, attorney, or independent accountant acting on behalf of the Developer;

                           (c) Project internal control systems as defined by IGRA; and

                           (d)   an annual audit of the Project by a
                                 nationally recognized independent certified public accounting firm. Such audits shall be provided by the Tribe to all applicable federal and state agencies, as required by law.

                  2.7.2 Commencing with the first month after the Commencement Date, and continuing until completion of the Credit Enhancement Term, within fifteen (15) days of the end of each calendar month, the Tribe shall provide to Developer operating statements for the preceding month, which after a full year of operation will include comparative statements, which set forth among other things, Gross Revenues, Operating Expenses, Net Revenues, cash flow from operations and the amount of the Credit Enhancement Fee paid or payable to Developer. Such statements shall be prepared in accordance with GAAP. The Tribe will also promptly provide to Developer such other information concerning the business, property or financial condition of the Project as Developer may reasonably request.

                  2.7.3 Within ninety (90) days following the end of the fiscal year in which the Commencement Date occurs and thereafter following the end of each fiscal year (or portion thereof) until the last day of the Credit Enhancement Term, the Tribe shall provide to developer, operating statements derived from audited financial statements (the "Year End Operating Statements") for the preceding fiscal year, which after a full year of operation will include comparative statements, which set forth among other things, Gross Revenues, Operating Expenses, Net Revenues, cash flow from operations and the amount of the Credit Enhancement Fee paid or payable to Developer. Such statements shall be prepared in accordance with GAAP and by a nationally recognized certified public accounting firm with demonstrated experience and expertise in the gaming industry. Developer shall have the right to audit these Year End Operating Statements by examination of all or any part of the books and records of the Project as Developer, in its sole discretion, may require, provided it is exercised in accordance with Section 2.1(b) above. To the extent that the Year End Operating Statements on Developer's audit determines that the Credit Enhancement Fees paid during the preceding Fiscal Year require an increase in the amount due, then that increase shall be paid by the Tribe within fifteen (15) days of notification by Developer to the Tribe. Overpayments by Tribe to Developer shall be refunded to Tribe in like fashion.

         2.8 Prepayment. Tribe may at any time prepay, in whole or part, principal and interest due on the Development Advances or the Loan without penalty; provided, such repayment will not relieve Tribe of paying the Credit Enhancement Fee during the full Credit Enhancement Term, except as set forth in
Section 6.9.

         2.9 Tribal Taxes and Assessments. Except for regulatory and background fees, costs and assessments imposed under the Legal Requirements, neither Tribe nor any agent, agency, affiliate or representative of Tribe shall impose any taxes, fees, assessments or other charges of any nature whatsoever on or against Lender or the Developer relating to this Agreement, the Development Advances, Loan, or the Financing Documents.

         2.10 Insurance. The Tribe shall arrange for, obtain and maintain, or cause its agents to arrange for, obtain and maintain, with responsible insurance carriers licensed to do business in the State of California, insurance in the amounts and containing terms and conditions satisfactory to Lender, Developer, and the Board covering the design, development and construction of the Project, the Facility and the operations of the Project. Such insurance shall name the Tribe, the Developer, the Credit Enhancer, and the Lender as insured.

         2.11 Payment of Fees and Tribal Disbursement. Within fifteen (15) days after the end of each calendar month of operations, the Tribe shall calculate Gross Revenues, Operating Expenses, Net Revenues of the Project, and Available Cash Flow for the previous month's operations and the year's operations to date. Except as otherwise required by the Financing Documents, Net Revenues shall be disbursed from the Project bank account(s) to the extent available in the following order of priority:

                           (a)   the Tribal Draw;

                           (b) current principal, interest (to the extent, if any, not paid as part of the month's Operating Expenses), and any other payments due pursuant to the Financing Documents, the Note, and principal payments on any capital leases;

                           (c)   the Credit Enhancement Fee;

                           (d)   recoupment payments to Developer for
                                 Development Advances not covered by the
                                 Loan, and any other funds advanced to the Project or the Tribe or expenses incurred by Developer pursuant to Section 2.1 or referenced in Sections 4.4(b) and 4.5 of this Agreement; and

                           (e)   a reasonable reserve for repairs and
                                 replacement of Project building, furniture and equipment.

                                 The priority of payments from available funds
                           which is described in this Section does not control the calculation of the amount of each of these obligations. The calculation of the amounts of these obligations shall be as otherwise provided by this Agreement. The Tribe agrees that it will disburse all Net Revenues and pay all Operating Expenses in accordance with the terms of this Agreement.

                                   ARTICLE III
                              PROJECT DEVELOPMENT

         3.1 Developer to Provide Project Development Assistance. Tribe recognizes that Developer has substantial expertise in the development of gaming facilities. For this reason, Tribe has sought Developer's assistance in the development of the Project. At all times, however, Tribe has had and shall continue to have exclusive proprietary control and absolute discretion in Project development and operational matters. Developer has served and shall continue to serve only at Tribe's request and solely as a pre-Commencement Date consultant to collaborate with Tribe on all material aspects of the Project's development, design and construction. In that capacity, Developer shall provide advice to Tribe on the following types of issues:

                           (a) Project Design. Developer shall provide recommendations on the selection and retention of an architect to develop a design that meets the Tribe's needs and requirements with respect to Project facilities, including but not limited to the Tribe's determinations of appropriate themes and decorative designs. During the course of construction, Developer will be available to meet with the architect to seek interpretation as to the meaning and intent of drawings and specifications and assist in the resolution of design questions that may arise.

                           (b)   Project Construction. Developer shall
                                 provide recommendations on the selection and retention of a construction manager and general contractor and other construction and design professionals, and shall provide advice on methods of negotiating, bidding and awarding construction contracts. Developer shall also provide recommendations on quality control measures, such as retention of an inspecting architect to verify that construction is proceeding according to plans and specifications. Moreover, Developer shall assist Tribe in
                                 (i) preparing construction timetables and schedules, (ii) developing change orders, if any, (iii) monitoring construction and development costs, including developing cash flow reports and forecasts, (iv) implementing procedures for review and processing of construction expenditures, (v) meeting with contractors and subcontractors to resolve issues, (vi) assisting in the review and evaluation of claims arising out of construction matters, and (vii) reviewing implementation of safety programs. Developer shall not make any commitments or agreements on Tribe's behalf without specific written authorization from Tribe to do so.

                           (c) Financial Planning. Developer shall assist Tribe in the development of preliminary design, construction and operating budgets, and shall assist Tribe in updating and refining budget figures to reflect increasing detail and refinement. Developer shall also advise Tribe on amounts of insurance coverage that are standard for the industry and as to sources for obtaining such insurance.

                           (d) Purchasing. Developer shall advise Tribe in the purchasing of materials, furniture, furnishings and equipment for the Project.

                           (e) Staffing. Developer shall advise Tribe in identifying experts of various aspects of Project development, including kitchen design, telephone and communications systems, sound systems, computer systems, security and surveillance systems, sign equipment, gaming equipment, uniforms and the like. Developer shall also advise Tribe on recruiting personnel, including but not limited to participation in one or more job fairs held by Tribe.

                           (f) Marketing. Developer shall assist Tribe in the development of a marketing plan for the Project, in the preparation and coordination of pre-opening advertising, public relations and other marketing activities for the Project. In addition, Developer will provide advice on developing Project logos, trade names, trade marks, copyrights and other intellectual property.

                           (g) Records. Developer will make recommendations on establishing appropriate accounting, internal financial controls, and financial reporting systems, including the development of a system for maintaining books, records and other data relating to the Project.

         Nothing contained herein shall be construed as rendering Developer liable or responsible for the actions or activities of Tribe or anyone else performing services for or supplying materials to the Project, whether recommended by Developer or not. Further, Developer shall not be responsible for incurring any costs of construction or development of the Project, rather Tribe shall be solely responsible for such costs. Neither shall Developer be responsible for supervising construction or development of the Project, or for any defect or defects therein. To the contrary, it is acknowledged that the services rendered by Developer to Tribe are advisory in nature only, and Tribe may accept or reject Developer's advice as Tribe so chooses.

         3.2 No Assignment. Tribe has hired Developer to provide assistance on Project development matters based on Developer's expertise in the field. As such, Developer may not assign or subcontract its responsibilities in that regard without Tribe's prior written approval; provided, however, Developer may assign this Agreement without the Tribe's approval on or after the Completion Date.

         3.3 Exclusivity. During the Credit Enhancement Term, and until all fees and obligations due to the Developer, together with any interest or arrearage, are paid to Developer in full, and while any obligation of Developer under the Financing Documents remains outstanding:

                           (a)   Developer shall be the exclusive
                                 pre-Commencement Date provider of the
                                 construction and loan assistance services described herein with respect to the Project except to the extent any court of competent jurisdiction shall finally determine that any other party has rights with respect to the Project which are superior to those of Developer.

                           (b) During the term of this Agreement, Developer will have a right of first refusal to (i) be the exclusive developer of any future developments, including but not limited to, future casinos, hotels, entertainment facilities, and gaming-related facilities for the Tribe or any of the Affiliates which are identified by Tribe or become the subject of discussions or negotiations with Developer (collectively "Future Projects"), and (ii) to provide consulting services or to serve in a similar capacity with respect to all of the Future Projects, provided that this subparagraph shall be deemed void and stricken if the NIGC determines that it in any way renders this Agreement to be a Management Contract under IGRA, and provided, further, that, as to any permanent casino project, the rights granted to Developer herein shall be subject to any enforceable rights granted in the Sonoma Falls Documents to the developer or manager therein, unless and until the parties thereto shall terminate the Sonoma Falls Documents or consent to or waive any inconsistency with this Agreement, or any court of competent jurisdiction shall finally determine that the Sonoma Falls Documents do not constitute a binding agreement of the parties thereto enforceable in accordance with its terms. If Developer desires to exercise its right of first refusal, it must do so in writing within sixty (60) days after submission by Tribe to Developer of any third party bona fide contract, consulting or similar offer regarding the Future Projects ("Future Project Documents"). This right of first refusal does not grant Developer the right to manage any other gaming operations of the Tribe. The Tribe covenants to act in good faith and negotiate all Future Project Documents accepted by Developer and in which it is a party, on a reasonable basis, and to use its best efforts to expedite seeking BIA or NIGC approval of such Future Project Documents to the extent such approval is required under the Legal Requirements.

                           (c)   Subject to the preceding subparagraph,
                                 Developer and the Tribe both agree that
                                 unless a court of competent jurisdiction finally determines that the tribe is obligated to proceed under the Sonoma Canyon Documents or the Sonoma Falls Documents, none of Developer, Tribe nor any of the Tribe's Affiliates will, directly or indirectly, by any means whatsoever, develop any Gaming facilities that will reduce the Gross Revenues or the amount of Gaming devices or machines currently located at the Facility, without the written consent of the other party; provided that nothing shall restrict Developer or its affiliates from placing games or gaming devices in or providing services related to such placement at any facility owned by an unaffiliated third party, provided such facility is outside the boundaries of Marin, Sonoma, Napa, Mendocino and Lake Counties (the "Preference Area").

                                   ARTICLE IV
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         4.1 Representations and Warranties of Developer. Developer represents and warrants that:

                           (a) Developer has duly authorized the execution and delivery of this Agreement and the third-party loan Commitment to Tribe on the terms described herein. No further act or approval of Developer is required as a condition for entering into or fully performing under this Agreement.

                           (b) The execution and delivery of this Agreement and Developer's performance hereunder do not conflict with or violate any law, contract or agreement by which Developer is bound.

                           (c) Developer knows of no reason under gaming license suitability criteria set forth in IGRA, the Compact, the Gaming Ordinance, or California law, why Developer would not be deemed suitable as a Developer or licensee. Developer shall immediately apply for, obtain and maintain any licenses, including gaming licenses, required by federal and state law, the Compact, and the Gaming Ordinance.

         4.2 Representations and Warranties of Tribe. Subject to the effect, if any, of the Sonoma Canyon Documents and the Sonoma Falls Documents, which the Tribe does not believe are in conflict with this Agreement, Tribe represents and warrants that;

                           (a)   Tribe is a federally-recognized Indian
                                 tribe.

                           (b) The execution and delivery of this Agreement and Developer's performance hereunder do not conflict with or violate any law, contract or agreement by which Tribe is bound, except as the documents referred to in Section 3.3
                                 (b) may be determined to create such
                                 conflict or violation."

                           (c) Tribe has duly authorized the execution and delivery of this Agreement on the terms described herein. No further act or approval of Tribe, other than the TGC (as required under the Compact), is required as a condition for entering into or fully performing under this Agreement.

                           (d) The Land is "Indian lands," as defined in 25 U.S.C.ss.2703(4), and the Tribe has full right, power and authority under applicable law to conduct Class II and Class III gaming on the Land.

                           (e) The Compact and the Gaming Ordinance are in full force and effect.

                           (f) Subject to the qualifications set forth in the opinion of legal counsel for the Tribe in the form attached hereto as Exhibit "F" and hereby incorporated by reference, Tribe has purchased sufficient Gaming Device Licenses under the Compact to enable it to operate a total of 1600 gaming devices at the Project;

                           (g) There are no suits, actions, proceedings or investigations, pending or threatened, against or affecting the Tribe before any court or governmental agency, except as set forth in Exhibit "F-1 ";

                           (h)   To the best of Tribe's knowledge, this
                                 Agreement is not subject to approval of the NIGC, and is fully enforceable in accordance with its terms and conditions, without approval by the NIGC.

         4.3 Covenants of Tribe. The Tribe covenants as follows:

                           (a) Prompt Payment. Tribe shall promptly pay when due all principal and interest on the Development Advances or the Loan and all Credit Enhancement Fee payments, as evidenced by the Note and the other Financing Documents.

                           (b) Ownership. Tribe or a wholly-owned Affiliate of Tribe shall retain complete ownership and control over the Project.

                           (c) No Amendment. That Tribe shall not act in any way whatsoever, directly or indirectly, to cause this Agreement and all other instruments and agreements executed between the parties in connection with this Agreement to be amended, modified, canceled, or terminated, except pursuant to its express terms, and shall take all actions necessary to ensure that this Agreement and all other instruments and agreements executed between the parties in connection with this Agreement shall remain in full force and effect at all times.

                           (d) No Violation. Subject to Section 3.3 (b) above, that Tribe will not proceed to develop, operate or invest in any Gaming of any kind in violation of this Agreement or any other instruments and agreements executed between the parties in connection with this Agreement. Tribe will always meet the requirements of the IGRA and the applicable regulations under the IGRA and be consistent with the provisions of this Agreement and not adversely affect the rights of Developer hereunder and thereunder.

                           (e) Performance. Tribe agrees to enter into the Financing Agreements, and execute all documents necessary to carry out the purposes of this Agreement in accordance with the terms of the Compact, the Legal Requirements pertaining to the Project, and factual particulars for development, construction and operation of the Project for Class III Gaming, and Class II Gaming if applicable.

                           (f) No Law Impairing Obligation. That during the Credit Enhancement Term, Tribe shall enact no law impairing the obligations entered into in this Agreement without the prior written consent of Developer.

                           (g) Specific Enforcement. That this Agreement, the Security Agreement, and all other instruments and agreements executed between the parties in connection with this Agreement shall be specifically enforceable in accordance with their terms.

                           (h) Compliance With Law. That in its performance of this Agreement and all other instruments and agreements executed between the parties in connection with this Agreement, Tribe shall comply with all Legal Requirements. That during the Credit Enhancement Term all Gaming at the Project and on the Property shall be conducted in accordance with the IGRA, the Compact, and the governing law of Tribe. That if the State of California or any local government attempts to impose any tax including any possessory interest tax upon any party to this Agreement or with respect to the Project, the Project or the Property, the Project and Tribe in the name of the appropriate party or parties in interest, shall resist such attempt through legal action.

                           (i) Property. That Tribe will maintain the Land throughout the Credit Enhancement Term as land held in trust by the United States of America for the benefit of Tribe.

                           (j) Access. That during the Credit Enhancement Term, that Developer shall and may peaceably have complete access to and presence in the Property and the Project in accordance with but to the extent limited by the terms of this Agreement, it being the intention of the parties that Developer shall not operate or otherwise be present at the Project except for the auditing and other limited purposes solely related to the verification of accounting records and payments due as provided in this Agreement, free from molestation, eviction and disturbance by Tribe or by any other person or entity; provided, however, that such right of access to and presence in the Project shall cease upon the termination of this Agreement pursuant to its terms.

                           (k)   State Taxes. That, if the State of
                                 California or any local government attempts to impose any tax, including any possessory interest tax upon any party to this Agreement or with respect to the Project, the Project or the Property, the Project and Tribe, in the name of the appropriate party or parties in interest, shall resist such attempt through legal action.

                           (l) No Tribal Taxes. That neither Tribe nor any agent, agency, Affiliate or representative of Tribe will impose any taxes, fees, assessments or other charges of any nature whatsoever on payments of any debt service to Developer or to any Lender furnishing financing for the Project or for the Project, or on the Project, the Project, the revenues therefrom or on the Credit Enhancement Fee on the salaries or benefits, or dividends paid to, any of Developer's members, stockholders, officers, directors, or employees, any of the employees of the Project or any provider of goods, materials or services to the Project.

                           (m) No Liens. That during the Credit Enhancement Term Tribe shall not act in any way whatsoever, either directly or indirectly, to cause or permit any person or entity to become a holder of an encumbrance or lien on the Property or the Project, other than Developer, or Lender, or to allow any person or entity to obtain any interest in this Agreement without the prior written consent of Developer and, where applicable, consent from the United States.

                           (n) Stay, Extension and Usury Laws. That (to the extent that it may lawfully do so) it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement, and Tribe (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to Developer, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         4.4 Covenants of Developer. The Developer covenants as follows:

                           (a) Compliance with Legal Requirements. That, in its performance of this Agreement and all other instruments and agreements executed between the parties in connection with this Agreement, Developer shall comply in all material respects with all Legal Requirements that are material to its performance under this Agreement.

                           (b) Defense of Third-Party Disputes. That, in the event any Third-Party Dispute is brought against Tribe prior to the Commencement Date in at least one of the respects specified below (a "Qualifying Third-Party Dispute"), Developer shall pay, as a Development Advance, all of Tribe's legal fees and expenses reasonably and necessarily incurred (by counsel selected by Tribe and reasonably approved by Developer and pursuant to a fee arrangement approved by Developer, or, in the alternative, Developer shall have the right to assume the defense of any such Qualifying Third-Party Dispute with counsel selected by Developer and reasonably satisfactory to Tribe) in defense of or otherwise in connection with such Qualifying Third-Party Dispute. If the Loan proceeds are insufficient to repay Developer such Development Advance, repayment shall be made by Tribe in accordance with Section 2.11 (d) hereof. A Qualifying Third-Party Dispute shall be a Third-Party Dispute which involves any of the following: (i) a claim against the Developer or the Lender; (ii) a claim challenging the validity of this Agreement; (iii) a claim challenging the security interest of the Developer or the Lender in or to any of the Collateral or asserting any interest in or to the Collateral that is senior to or pari passu with the interest therein or thereto of the Developer or the Lender; (iv) a claim challenging the right of Tribe to develop and open or operate the Project; or (v) a claim challenging the Credit Enhancement
                                 Fee, any Development Advances, the Buy-Out
                                 Fee or the Loan, or the obligations of Tribe to make payments with respect thereto or the right of Developer or Lender to receive any such payment. Developer's obligation to make any payment pursuant to this Section 4.4 (b) shall terminate 60 days after the Commencement Date and shall not affect in any respect its rights or the obligations of Tribe pursuant to Section 4.5.

         4.5 Hold Harmless. To the fullest extent permitted by law, the Tribe and any Affiliate shall fully protect, reimburse, indemnify, defend and hold harmless Developer and its respective members, partners, affiliates, officers, directors, agents, sureties, servants and employees and successors and assigns (hereinafter collectively "Indemnitees") for, from and against any and all liabilities, claims, damages, demands, losses, costs or expenses (including, without limitation, reasonable attorneys' fees for counsel of Developer's choosing), arising out of or resulting from, either directly or indirectly, the performance of this Agreement, or any Third Party Dispute, regardless of whether or not arising from the negligence or any other act or omission of the Developer, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses, to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person. The reasonable cost of defending a Third Party Dispute and any liability, damages, demands, losses, costs or expenses incurred by Developer or Tribe under this Section shall not be an Operating Expense and shall be paid by Tribe from its share of Net Revenues when incurred.

                                    ARTICLE V
                    EVENTS OF DEFAULT AND DISPUTE RESOLUTION


         5.1 Events of Default. Each of the following events, or any Event of Default in the Security Agreement or the Financing Documents, shall be an event of default under this Agreement upon the giving of written notice by the party claiming default and the continuation of such event for five (5) business days, unless waived by the party claiming default:

                           (a) Tribe fails to pay when due any installment of principal or interest on the Development Advances or the Loan as required by this Agreement or the Financing Documents or any installment of the Credit Enhancement Fee or the Buy-Out Fee as defined in Section 6.9 or to make any indemnity payment required by
                                 Section 4.5;

                           (b)   Tribe shall breach any of its other
                                 obligations hereunder (including without limitation, those set forth in Section 4.3 hereof) or under the Security Agreement or the Financing Documents;

                           (c) Developer fails to make any Development Advance when due as required by this Agreement, provided that Developer shall have received a Note duly executed by Tribe evidencing such Development Advance;

                           (d) Any representation or warranty that Tribe or Developer has made under this Agreement shall prove to have been untrue when made;

                           (e) Any proceeding, judgment or order shall be instituted or entered, as applicable, against Tribe, which materially adversely impairs the ability of Tribe to perform any one of its obligations under this Agreement, the Security Agreement or the Financing Documents;

                           (f) Tribe or any Affiliate develops or operates any casino or Gaming facility on its own or in conjunction with any third-party during the Credit Enhancement Term;

                           (g) An event of default shall have occurred under any Financing Document evidencing the Loan; or

                           (h) Developer places games or gaming devices or provides services related to such placement in the Preference Area during the Credit Enhancement Term other than upon terms contemplated in this Agreement.

         5.2 Rights Upon Default.

                           (a) In an Event of Default by Tribe, Developer or the Lender may cease making Development Advances and declare all amounts outstanding thereunder immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand other than written notice of the breach.

                           (b) In an Event of Default by Tribe, Developer or the Lender, may exercise or enforce any and all rights and remedies available to them under any of the Financing Documents or otherwise;

                           (c) In an Event of Default by either party, the other party may exercise or enforce any and all other rights or remedies available by law or agreement against the other party, including but not limited to this Agreement.

         5.3 Waiver of Sovereign Immunity. Tribe waives its sovereign immunity from suit in Federal District Court in the Northern District of California, and all appellate courts related thereto, or in the event said court lacks subject matter jurisdiction, in the Superior Court of California for the County of Sonoma, and all appellate courts related thereto. This waiver is provided for the sole and limited purpose of enforcing Tribe's obligations to Developer under this Agreement, Security Agreement, and the Financing Documents, provided further, that Tribe's waiver shall not be construed to permit recovery against any of Tribe's assets, other than (i) the Net Revenues, (ii) the Collateral, and
(iii) the gross revenues from any other Gaming activity conducted by Tribe or any Affiliate (whether or not Developer is involved) after prizes and payouts and other usual deductions (including deductions for allocation of shared jackpots) to reach the "win" as referred to by accountants familiar with the gaming industry, provided that any recovery permitted hereunder shall be subordinate to Tribe's Draw each month. Nothing contained in this limited waiver shall be construed to confer any benefit, tangible or intangible, on any person or entity not a party to this Agreement or as a waiver with respect to any such third person or entity, and the presence of any such third person or entity as a party to any proceeding shall constitute a revocation and rescission of the waiver of sovereign immunity granted herein with respect only to such third party or entity.

         5.4 Waiver of Exhaustion of Tribal Remedies. Tribe hereby waives any requirement of exhaustion of tribal remedies. Without in any way limiting the generality of the foregoing, Tribe expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any court, to take such action, including, without limitation, repossessing any cash, property and equipment subject to a security interest or otherwise giving effect to any judgment entered; provided, however, that in no instance shall any enforcement of any kind whatsoever be allowed against any assets of Tribe other than the limited assets specified in Section 5.3, or against any real property.

                                   ARTICLE VI
                                 MISCELLANEOUS

         6.1 No Waiver: Remedies Cumulative. No failure on the part of the Tribe or Developer to exercise and no delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or in equity or by statute.

         6.2 Notice. Notices permitted or required to be given hereunder shall be deemed sufficient if given by facsimile or by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon the earlier of (a) receipt by the party to which notice is given, or (b) on the third (3rd) business day following the date such notice was posted if by mail, or the first (1st) business day following the date such notice was posted if by overnight courier. Any notice given by facsimile pursuant to this Section shall be deemed received by the receiving party if electronic confirmation of delivery is received by the sending party during normal business hours, otherwise notice shall be deemed given on the next following business day. Any notices to the Developer shall be addressed to:

                                 DRY CREEK CASINO, LLC
                                 c/o Nevada Gold & Casinos, Inc.
                                 3040 Post Oak Boulevard
                                 Suite 675
                                 Houston, Texas 77056
                                 Facsimile: 713/621-6919
                                 Attention: H. Thomas Winn

                                 and

                                 Gene A. Keluche
                                 4620 Bradford Heights
                                 Colorado Springs, CO 80906
                                 Facsimile: 719/527-1649

with copies to:                  Robert G. Berry
                                 3701 Fairview Rd
                                 Reno, NV 89511
                                 Facsimile: 775/853-3981

                                 Philip C. Tower, Esq.
                                 30 East Glendale Avenue
                                 Phoenix, AZ 85020
                                 Facsimile: 602/870-2946

                                 Thomas Pritchard, Esq.
                                 Brewer & Pritchard
                                 3 Riverway
                                 Suite 1800
                                 Houston, Texas 77056
                                 Facsimile: 713/659-5302

                                 Mark R. Moskowitz, Esq.
                                 Greenberg Traurig, LLP
                                 2450 Colorado Avenue
                                 Suite 400 E
                                 Santa Monica, California 90404
                                 Facsimile: 310/586-7800

Any notices to Tribe shall be addressed to:

                                 Dry Creek Rancheria Band of Pomo Indians
                                 498 Moore Lane, #B,
                                 Healdsburg, California 95448
                                 Attn: Chairperson

with copies to:                  Jerome L. Levine, Esq.
                                 Holland & Knight LLP
                                 633 West Fifth Street, 21st Floor
                                 Los Angeles, California 90071-2040
                                 Facsimile: 213/896-2450

         6.3 Amendments. No amendment, modification or waiver of any provision hereof, and no consent to any departure by a party therefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         6.4 Reliance. All covenants, agreements, representations and warranties made herein by a party shall, notwithstanding any investigation by the other party, be deemed to be material to and to have been relied upon by the other party and shall survive the execution and delivery of this Agreement.

         6.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         6.6 Relationship; No Management. The parties are not and shall not by reason of any provision of this Agreement be deemed to be joint venturers with or partners or agents of one another. Other than project development advice provided by Developer, their relationship is solely that of Tribe and Developer. Notwithstanding anything expressed or implied to the contrary, Developer shall have no rights whatsoever to plan, organize, direct, coordinate, control, manage, or participate in any way in the operations of Tribe's gaming facility. After the Commencement Date, neither the Developer nor its representatives or agents will maintain any ongoing physical presence at the Project. The parties shall submit this Agreement to the NIGC for review and determination that it is not a "management contract" under IGRA. If the NIGC finds that this Agreement does constitute a management contract, then the parties shall immediately take all necessary steps to modify the Agreement in a way that preserves the economic benefits of the transaction without constituting a management contract.

         6.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, applicable federal law and the substantive law of the State of California (including the Compact). Whenever possible, each provision hereof and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law. But, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

         6.8 Recommencement of Operations. If Gaming, or Gaming construction and development on the Land is prohibited by Legal Requirements, or is otherwise impossible or impractical, Developer shall have the option to terminate or continue its interest in this Agreement and to commence or recommence the construction and development, subject to the approval of the Board if, at some point during the Credit Enhancement Term, such commencement or recommencement shall be legally and commercially feasible (the "Recommencement").

                  6.8.1 Repair or Replacement If the Facility is damaged, destroyed or condemned so that continued development and construction or Gaming cannot be or can no longer be continued at the Facility, the Facility shall be reconstructed if the insurance or condemnation proceeds are sufficient to restore or replace the Facility to a condition at least comparable to that before the casualty occurred. If the insurance proceeds or condemnation awards are insufficient to reconstruct the Facility to such condition, Developer may, upon the approval of the Board, supply such additional funds as are necessary to reconstruct the Facility to such condition and such funds shall, with the prior consent of the Tribe and the United States, as appropriate, constitute a loan to the Tribe, secured by the revenues from the Project and repayable upon such terms as may be agreed upon by the Tribe and Developer. If the insurance proceeds are not sufficient and are not used to repair the Facility, the Tribe and Developer shall jointly adjust and settle any and all claims for such insurance proceeds or condemnation awards, and such proceeds or award shall be applied first, to the amounts due under the Note (including principal and interest); second, to any accrued Credit Enhancement Fees, or any other loans; and third, any surplus shall be distributed to the Tribe.

                  6.8.2 Other Business Purposes. In the event of Recommencement, Developer may propose that the Tribe should alter the intended use of the Facility for other purposes included in the Project, provided that no such plan shall be implemented unless the Board has approved such purposes. For any purpose other than Gaming, Developer shall obtain all approvals necessary under applicable law.

                  6.8.3 Tolling of the Credit Enhancement Term. If, subsequent to the Commencement Date, operation of the Project ceases with respect to 20% or more of the Project casino, for any reason not solely attributable to Developer, including but not limited to a loss or suspension of the gaming facility's license or any casualty loss, the period of cessation shall not be deemed to have been part of the Credit Enhancement Term and the date of expiration of the Credit Enhancement Term shall be extended by the number of days of such cessation period. Any reasonable payments made to any third party to eliminate rights acquired in the Land, the Facility or the Project during the period of cessation shall not constitute Operating Expenses of the Project, but shall be the sole expense of the Tribe.

         6.9 Buy-Out Option.



         a. Following the end of the second full year of the Credit Enhancement Term, or at any time in the event of a final judgement or good faith settlement in any action based on a Third-Party Dispute pursuant to which Tribe is required to grant any third party any Net Revenue participation rights in any gaming operation on the Reservation, Tribe may terminate this Agreement with Developer, or it shall be deemed to do so as provided in Section 2.3 ("Buy-Out Option"), by paying, and it shall be obligated to pay (1) all amounts outstanding with respect to the Financing, including amounts owed to the Lender with respect to the Loan and the outstanding balance owing by Tribe to Developer under this Agreement, including outstanding Development Advances and accrued interest, and
(2) an amount equal to the "Base Price" as defined below, adjusted, if at all, as set forth in subparagraph d (the "Buy-Out Fee"). The Base Price shall be determined by multiplying the average monthly Credit Enhancement Fee earned during the 12-month period immediately preceding the month in which the Buy-Out Option is exercised, adjusted as set forth in subparagraph d, below, by the number of months (including partial months) remaining in the Credit Enhancement Term ("Month Multiplier").

         b. In the event the Buy-Out Option is exercised prior to the Commencement Date, and the Tribe engages in gaming within six years after the Buy-Out Option is exercised, the Buy-Out Fee shall be determined and paid from the date such gaming commences, based on the Credit Enhancement Fee that would have been payable if the Buy-Out Option had not been exercised, subject to the adjustments provided below in this subparagraph b and in subparagraph c, and continuing to the end of the second full year of operation and the recomputation of the Base Fee in accordance with subparagraph c, provided that in the event the amount of the Financing actually funded is less than $27,500,000 due to (i) a refusal of Lender to fund the Loan solely as a result of any failure or breach of Developer, or any other reason not under Tribe's control, that is not cured by Developer within 30 days after written notice to Developer, or (ii) the development and construction of the Project being permanently enjoined as a result of a court order arising from a Third-Party Dispute that is final and non-appealable (the "Cessation Order"), and all amounts outstanding with respect to the Financing, including amounts owed to the Lender with respect to the Loan and the outstanding balance owing by Tribe to Developer under this Agreement, including outstanding Development Advances and accrued interest, have been paid in full no later than twelve (12) months following the entry of the Cessation Order, then in any such event the Credit Enhancement Fee percentage (20%) shall be reduced proportionally based on the ratio of the Financing actually funded to $27,500,000. For example, if the amount of the Financing that is actually funded prior to a Cessation Order is $13,750,000, the Credit Enhancement Fee percentage of 20% would be reduced by one-half to 10%. Nothing in this Section shall be construed as granting Developer any additional rights in the event this Agreement is terminated pursuant to Section 2.3 hereof.

         c. In the event the Buy-Out Option is exercised prior to the end of the second full year of operations during the Credit Enhancement Term, the Buy-Out Fee (subject to the adjustment provided in subparagraph d below) shall be computed following the completion of the second full year of operations of the Project or any successor to the Project to reflect the increased amount, if any, which would have been due if the Base Fee had been calculated on the basis of operating results for the Project or any successor Project during said second year.

         d. Notwithstanding anything in this Section 6.9 to the contrary, if the amount of the Financing that is actually funded exceeds $5,500,000, the Credit Enhancement Fee shall be increased by multiplying it by 100% plus any percentage by which the Gross Revenues for the immediately preceding 12-month period ("Base Period") have increased when compared to the 12-month period immediately preceding the Base Period (which total percentage multiplier shall be referred to as the "Adjustment Multiplier"), provided that if the Buy-Out Option is exercised before the end of the second full year of the Credit Enhancement Term, the Adjustment Multiplier shall be deemed to be 120%, and provided further that the Adjustment Multiplier shall not exceed 120% under any circumstances.

         e. The Buy-Out Fee shall be paid in equal monthly installments of principal plus interest at the rate of twelve percent (12%) per annum, on the 15th day of each month, over a period of months equal to the Month Multiplier, shall be evidenced by a promissory note in the form of Exhibit "G" hereto and, subject to any enforceable Third Party Liens, shall be secured to the same extent as the Note. Tribe may prepay this amount at any time without penalty. In no event shall any payment on account of the Buy-Out Fee exceed fifty percent (50%) of Available Cash Flow. If such limitation is applicable, any payment actually made for such month shall first be treated as a payment of interest, with any balance applied against the principal payment which is otherwise due and owing, and with any unpaid interest treated as an addition to principal, as of the payment date. Any amounts which are not paid when otherwise due as a result of this Available Cash Flow limitation shall be paid as soon as possible without violating such limitation, if and to the extent that 50% of Available Cash Flow for any subsequent month exceeds the amount payable therefor on account of the Buy-Out Fee.

         6.10 No Third-Party Beneficiaries. Except as provided in Section 4.5 with respect to indemnification of Indemnitees hereunder, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.


         IN WITNESS WHEREOF, Developer and Tribe have executed this Agreement as of this 1st day of September, 2001, effective as of the date first written above upon ratification by the Tribe's Tribal Council.



DRY CREEK CASINO, LLC., a                   DRY CREEK RANCHERIA BAND OF
Texas limited liability company             POMO INDIANS, a federally-recognized
                                            Indian tribe
By: Wintun Lodge, LLC, Member


   By: /s/ Gene A. Keluche                  By: /s/ Michael Racho
      ---------------------------              ----------------------------
           Gene A. Keluche                        Michael Racho, Chairman
           Manager


By: Nevada Gold & Casinos, Inc., Member


   By: /s/ H. Thomas Winn
      ---------------------------
         H. Thomas Winn
         President


By: Jenkins Entertainment, LLC, Member


   By: /s/ Jon T. Jenkins
      ---------------------------
         Jon T. Jenkins
         Manager

                                   EXHIBIT A

Dry Creek Temporary Casino - Preliminary Estimated Development Costs

                           Dry Creek Temporary Casino
               Preliminary Conceptual Budget of Development Costs

Tribal Revision #1

       1 Site Construction
       2 Permanent Casino Construction
       3 Site Architecture & Engineering
       4 Casino Architecture & Engineering, Temp Casino
       5 Additional Development Costs
       6 Temporary Casino Construction
       7 FF&E, Special Equipment & Services
       8 Pre-Opening Expense
       9 Working Capital & Opening Deficit
      10 Project Contingency
         Total for Temporary Casino
         Total Budget

          1/10/02

   Phase 1
        3,417,597
                0
          770,000
          632,500
        2,792,986
        4,059,287
           76,500
        2,100,000
          400,000
          750,000
       14,998,869
       15,000,000

                           Dry Creek Temporary Casino
                    Preliminary Estimated Development Costs


Site Construction                                                    $7,405,030

Site Architecture & Engineering                                         640,000

Casino Architecture & Engineering, Temp Casino                          697,000

Additional Development Costs                                          2,164,055

Tribal Admin & Relocation                                             1,500,000

Legal Contingency Fund                                                  350,000

Temporary Casino Construction                                         6,879,274

Parking Allowance                                                     2,000,000

FF&E, Special Equipment & Services                                    1,281,061

Pre-Opening Expense                                                   2,400,000

Working Capital & Opening Deficit                                       850,000

Project Contingency                                                   1,260,000
                                                                    -----------

                            Total Estimated Development Costs        27,426,420
                                                                    ===========

                                                 Total Budget       $27,500,000
                                                                    ===========

                                   EXHIBIT B

Note in the face amount of $1,500,000 made by Dry Creek Rancheria Band of Pomo Indians in favor of Dry Creek Casino, LLC, dated August 26, 2001

                                      NOTE



              THIS NOTE IS SECURED BY PERSONAL PROPERTY COLLATERAL



$1,500,000.00                                          Sonoma County, California
                                                                 August 26, 2001

         This Note is hereby given as of the date written above by DRY CREEK RANCHERIA BAND OF POMO INDIANS, a federally-recognized Indian tribe with an address at 498 Moore Lane, #B, Healdsburg, Sonoma County, State of California 95448 ("Maker"), in favor of DRY CREEK CASINO, LLC, which has an address at c/o Nevada Gold & Casinos, Inc., 3040 Post Oak Boulevard, Suite 675, Houston, Texas 77056 ("Lender").


                                    Recitals

         A. Pursuant to that certain Development and Loan Agreement dated as of August 26, 2001 ("Loan Agreement") by and between Lender and Maker, Lender will make certain Development Advances (as such term is defined in the Loan Agreement) to Maker from time to time, to be evidenced by this Note; and

         B. Pursuant to that certain Security Agreement dated as of the date hereof ("Security Agreement" and together with this Note and the Loan Agreement, the "Loan Documents"), this Note shall be secured by the Collateral (as such term is defined in the Security Agreement), which security interest shall be a first priority lien on the Collateral (as such term is defined in the Security Agreement), subject only to enforceable Third Party Liens, as set forth in the Loan Agreement.


                                  Terms of Note

         NOW THEREFORE, Maker hereby promises to pay to the order of Lender, or the holder-in-due-course of this Note, ("Holder") the principal sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), or so much thereof as may be advanced from time to time, and interest from the date hereof on the balance of principal from time to time outstanding, in United States currency, at 12% per annum, in accordance with the terms and conditions set forth below.

         Payment of this Note is governed by the Loan Agreement (including without limitation, Article II thereof), the terms of which are incorporated herein by express reference as if fully set forth herein. Capitalized terms used herein without a definition shall have the meanings ascribed to them in the Loan Agreement.

         All payments on this Note shall be applied first to the payment of accrued and unpaid interest, and the remainder thereon shall be applied to the reduction of the unpaid principal balance of this Note. At any time when the unpaid principal balance of this Note is equal to zero, the Holder shall cancel this Note and redeliver it to the Maker.

         All payments hereunder shall be made in lawful money of the United States of America and shall be hand delivered or mailed by prepaid registered or certified first class mail to the Holder at such place and in such manner as the Holder shall specify by written notice to the Maker.

         If any payment under this Note is not made when due, the Maker, and every entity or person who assumes the obligations of this Note, promises to pay to the Holder all damages and costs of collection, including, without limitation, reasonable attorney's fees, whether or not suit is filed hereon.

         Notwithstanding any provision to the contrary contained in this Note, the Maker shall not be required to pay, and the Holder shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, then in such event: (1) the provisions of this paragraph shall govern and control; (2) the Maker shall not be obligated to pay any Excess Interest; (3) any Excess Interest that the Holder may have received hereunder shall be, at the Holder's option, (a) applied as a credit against the outstanding principal balance of this Note (not to exceed the maximum amount permitted by applicable law), (b) refunded to the party which had paid such Excess Interest, or (c) any combination of the foregoing; and (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law, and this Note shall be deemed to have been, and shall be, reformed and modified to reflect such reduction.

         The Maker waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and demand and notice of any kind with respect to this Note.

         No delay or omission on the part of the Holder or any holder hereof in exercising any rights hereunder or under any other Loan Documents shall operate as a waiver of any such right or of any other right under the Loan Documents. A waiver on any one occasion shall not be construed as a bar to or a waiver of any such right and/or remedy on any future occasion.

         Maker understands, acknowledges and agrees that Maker's obligations and liabilities hereunder are and shall be separate and independent from, and in addition to, those under the other Loan Documents and that Maker's obligation and liabilities hereunder or under the Loan Agreement shall not be deemed merged into or superseded or satisfied by foreclosure upon the Collateral (as defined in the Security Agreement).

         Whenever in this Note reference is made to the Maker or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns, including, without limitation, a receiver, trustee or debtor in possession of or for the Maker or the Holder.

         All communications required or permitted under this Note shall be in writing and shall be delivered in accordance with the notice provisions of the Loan Agreement.

         This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Maker or Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         This Note, made in the State of California, shall be construed and enforced according to the laws of the State of California, and if any provision of this Note is in conflict with the laws of the State of California or is otherwise unenforceable for any reason, then such provision shall be deemed separable from and shall not invalidate any other provisions of this Note.

         Maker agrees, covenants, represent and warrants that the Loan proceeds shall be used solely as set forth in the Loan Agreement and not for personal, family or household purposes. Maker further represents and warrants as follows:
Maker is a federally-recognized Indian tribe with full power and authority to give this Note. This Note has been duly authorized, executed and delivered by Maker and constitutes the valid and legally binding obligations of Maker, enforceable in accordance with its terms against Maker. The execution and delivery of this Note by Maker and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate to which Maker is a party or by which it is bound or to which its properties are subject or require any authorization or approval under or pursuant to any of the foregoing, or violate any applicable laws, or require any governmental consent that Maker has not already obtained.

         IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered by its duly authorized officers as of the day first above written.


                                    DRY CREEK RANCHERIA BAND OF POMO
                                    INDIANS, a federally-recognized Indian tribe

                                    By:____________________________________

                                    Name:__________________________________

                                    Title:_________________________________

                                   EXHIBIT C

Tribal Government and Regulatory Expenses

  Start-up Budget                 Tribal Administration/Relocated Members/Gaming Commission                                  9/25/01
                                                        Exhibit "C"

  Relocated Members                     Budget     August  September   October  November  December  January  February    March
Nine Family's                           302,500   100,000     22,500    22,500    22,500    22,500   22,500    22,500   22,500
Floyd Dollar                             27,500                         10,000     2,500     2,500    2,5OO     2,500    2,500
Homer Dollar                             27,500                         10,000     2,500     2,500    2,500     2,500    2,500
Anna Lopez                              173,500                6,000   155,000     2,500     2,500    2,500     2,500    2,500
Dino Lopez                               27,500                         10,000     2,500     2,500    2,500     2,500    2,500
Tanya Lopez                              27,500                         10,000     2,500     2,500    2,500     2,500    2,500
Nadine Russ                              27,500                         10,000     2,500     2,500    2,500     2,50O    2,500
Gloria Martin                           172,500                        155,000     2,500     2,500    2,500     2,500    2,500
Karen Casillas                           27,500                         10,000     2,500      2500    2,500     2,500    2,500

      Monthly Totals                             $100,000    $28,500  $392,500   $42,500   $42,500  $42,500   $42,500  $42,500
                                                 ------------------------------------------------------------------------------

               Total                  $ 818,600
                                      =========



Tribal Administration
Staff (wages)                           101,700               11,300    11,300    11,300    11,300   11,300    11,300   11,300
Accounts Payable                         49,820               16,606    16,606    16,608        --
Payback Funds (BIA Program)             111,000               27,750    27,750    27,750    27,750       --        --       --
Past Due Professional Services           10,000               10,000                  --
*Attorney Fees (Holland & Knight)       200,000              200,000
CILS                                     40,000               10,000        --    20,000    10,000
Past Due Living Expense                  11,915               11,915
Property Taxes                           15,000                                   15,000
Phone/Communications                      4,500                  500       500       500       500      500       500      500
Travel Expense                            6,000                                    1,000     1,000    1,000     1,000    1,000
Replacement Funds (Tribal)               28,956                4,826     4,826     4,826     4,826    4,826     4,826       --
Meeting Expense                           6,300                  700       700       700       700      700       700      700
Audit Costs                               4,552                             --     4,552

      Monthly Totals                                        $293,597   $61,682  $102,236   $56,076  $18,326   $18,326  $13,500
                                                 ------------------------------------------------------------------------------

               Total                  $ 589,743
                                      =========



  Relocated Members                      April      May   June     Total Budget
Nine Family's                           22,500   22,500     --
Floyd Dollar                             2,500    2,500     --
Homer Dollar                             2,500    2,500     --
Anna Lopez                               2,500    2,500     --
Dino Lopez                               2,500    2,500     --
Tanya Lopez                              2,500    2,500     --
Nadine Russ                              2,500    2,500     --
Gloria Martin                            2,500    2,500     --
Karen Casillas                           2,500    2,500     --

      Monthly Totals                   $42,500  $42,500   $ --
                                      --------------------------

               Total                                                  $818,500
                                                                      ========



Tribal Administration
Staff (wages)                           11,300   11,300     --
Accounts Payable
Payback Funds (BIA Program)                 --
Past Due Professional Services
*Attorney Fees (Holland & Knight)
CILS
Past Due Living Expense
Property Taxes
Phone/Communications                       500      500
Travel Expense                           1,000
Replacement Funds (Tribal)                  --
Meeting Expense                            700      700
Audit Costs

      Monthly Totals                   $13,500  $12,500     --
                                      --------------------------

               Total                                                  $589,743
                                                                      ========


Start-up Budget

            Tribal Administration/Relocated Members/Gaming Commission

                                                                         9/25/01

                                   Exhibit "C"

                                    Budget         August    September   October   November   December    January    February
                                    ------         ------    ---------   -------   --------   --------    -------    --------
Tribal Gaming Commission
Commissioners (3)                       135,416                10,833     10,833    16,250     16,250      16,250      16,250
Secretary (1)                            20,412                                      2,916      2,916       2,916       2,916
Investigators (5)                        32,076
Compliance Agent (3)                     17,500
Auditor(1)                               12,498
Administrator(1)                          7,500
Equipment/Supplies                       85,000                                     12,142     12,142      12,142      12,142
Professional Services
Training                                 40,000                                                                        10,000
Background lnvestigations                75,000                                     10,714     10,714      10,714      10,714
Misc.                                    50,000                                                 8,333       8,333       8,333
               Monthly Totals                                  10,833     10,833    42,022     50,355      50,355      60,355
                                                             ------------------------------------------------------------------
                        Total        $  476,402
                                     ==========

         Monthly Grand Totals                     $100,000   $332,930   $465,015  $186,758   $148,931    $111,181    $121,181
                                                  ----------------------------------------------------------------------------

                 Total Budget        $1,883,645
                                     ==========

Current Funds Available
Dry Creek Casino LLC                 $  420,000              $ 90,000  $  90,000  $ 90,000

Current Expenditures
Relocated Members                                 S100,000   $ 28,500  $ 392,500  $  42,500  $  42,500    $  42,500   $  42,500
Tribal Administration                                        $293,597  $  61,682  $ 102,236  $  56,076    $  18,326   $  18,326
Gaming Commission                                                         10,833     42,022     50,355       50,355      60,355
Required C/F from Available Funds                 $320,000   $ 87,903  $(287,112) $(383,870) $(532,801)   $(643,982)  $(765,163)



                                      March       April           May
                                      -----       -----           ---
Tribal Gaming Commission
Commissioners (3)                     16,250      16,250        16,250             --
Secretary (1)                          2,916       2,916         2,916
Investigators (5)                      2,916      14,580        14,580
Compliance Agent (3)                   2,500       7,500         7,500
Auditor(1)                             4,166       4,166         4,166
Administrator(1)                                   3,750         3,750
Equipment/Supplies                    12,142      12,142        12,142
Professional Services
Training                              15,000      15,000
Background lnvestigations             10,714      10,714        10,714
Misc.                                  8,333       8,333         8,333
               Monthly Totals         74,937      95,351         8,0351             --
                                   ------------------------------------
                        Total                                               $ 475,402
                                                                            =========

         Monthly Grand Totals        $130,937   $151,351      $135,351
                                   ------------------------------------

                 Total Budget                                        Total  $1,883,645
                                                                            =========
Current Funds Available
Dry Creek Casino LLC

Current Expenditures
Relocated Members                   $  42,500  $    42,500    $    42,500
Tribal Administration               $  13,500  $    13,500    $    12,500
Gaming Commission                      74,937       95,351         80,351
Required C/F from Available Funds   $(896,100) $(1,047,451)   $(1,182,802)



* Partial payment w/ balance deferred until permanent financing.

                                   EXHIBIT D

Security Agreement made by Dry Creek Rancheria Band of Pomo Indians in favor of Dry Creek Casino, LLC, dated August 26, 2001

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement"), dated as of August 26, 2001, is entered into by and between DRY CREEK RANCHERIA BAND OF POMO INDIANS, a federally-recognized Indian tribe with an address at 498 Moore Lane, #B, Healdsburg, Sonoma County, State of California 95448 ("Debtor"), and DRY CREEK CASINO, LLC, which has an address at c/o Nevada Gold & Casinos, Inc., 3040 Post Oak Boulevard, Suite 675, Houston, Texas 77056 ("Secured Party"). Capitalized terms used herein without a definition shall have the meanings ascribed to them in that certain Development and Loan Agreement dated as of August 26, 2001 ("Loan Agreement") by and between Debtor and Secured Party.

         WHEREAS, pursuant to the Loan Agreement and in connection with Debtor's purchase of certain of the Collateral, Secured Party is and will be making the Development Advances ("Loan") to Debtor, which Loan is evidenced by that certain Note dated as of the date hereof ("Note" and together with the Loan Agreement and this Agreement, the "Loan Documents"); and

         WHEREAS, it is one of the conditions precedent to Secured Party's making of such Loan to Debtor that Debtor execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Debtor, Debtor hereby represents, warrants and grants to and agrees and covenants with Secured Party as follows:


                  Section 1. Grant of Security. To secure the prompt and complete payment, observance and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations ("Obligations") with respect to the Loan under the Loan Documents, Debtor hereby collaterally assigns and pledges to Secured Party, and grants to Secured Party a security interest and lien in and to, the Collateral.

                  Section 2. Representations and Warranties. The Debtor represents and warrants to Secured Party as follows:


                  (a) Name; Taxpayer ID Number. The correct and complete name of Debtor is set forth in the first paragraph of this Agreement, and Debtor does not conduct and, during the five-year period immediately preceding the date of this Agreement, has not conducted, business under any trade name or other fictitious name. The Internal Revenue Service taxpayer identification number, as applicable, of Debtor is 94 2422476.

                  (b) Liens. None of the Collateral is, as of the date hereof, subject to any Lien other than the security interest granted herein in favor of Secured Party and any enforceable Third Party Liens, as set forth in Section 2.1.2 of the Loan Agreement. No financing statement (other than that in favor of Secured Party) under the Uniform Commercial Code of any jurisdiction which names Debtor as debtor and covers any of the Collateral, or any other notice, has been filed and is still effective in any state or other jurisdiction, and Debtor has not signed any such financing statement or notice, other than in connection with the Sonoma Canyon Documents and the Sonoma Falls Documents.

                  (c) Tribal Administrative Office. The tribal administrative office and principal place of business of Debtor and its books and records are located at the address set forth in the first paragraph of this Agreement.

                  (d) Places of Business. The addresses (including the applicable county) of the sole place of business of Debtor are set forth in the first paragraph of this Agreement.

                  (e) Security Interest. Subject to subsection (b) above, it is the intent of Debtor that this Agreement create a valid and perfected first-priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect such security interest under the Uniform Commercial Code as enacted in any relevant jurisdiction have been duly taken.

                  (f) No Disputes. Except as may arise as a result of subsection
         (b) above, no dispute, right of setoff, counterclaim or defenses exist with respect to all or any part of the Collateral.

                  (g) Loan Proceeds. Certain of the Loan proceeds shall be used to purchase certain Furnishings and Equipment.

                  (h) Intended Purpose. The Collateral will be not used or bought for personal, family or household purposes.

                  (i) Due Authorization. Debtor is a federally-recognized Indian tribe with full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by Debtor and constitutes the valid and legally binding agreement of Debtor, enforceable in accordance with its terms against Debtor. The execution and delivery of this Agreement by Debtor and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate to which Debtor is a party or by which it is bound or to which its properties are subject or require any authorization or approval under or pursuant to any of the foregoing, or violate any Applicable Law, or require any governmental consent that Debtor has not already obtained.

                  Section 3. Continued Priority of Security Interest.

                  (a) Subject to the existence of any enforceable Third Party Liens, the security interest granted herein shall at all times be valid, perfected and of first priority and enforceable against Debtor and all other Persons, in accordance with the terms of this Agreement, as security for the Obligations.

                  (b) Debtor shall, at its sole cost and expense, take all actions that may be necessary or desirable, or that Secured Party may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of Section 3(a), or to enable Secured Party to exercise or enforce its rights hereunder, including without limitation:

                  (1) Paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral;


                  (2) Obtaining landlords', mortgages', mechanics', bailees', warehousemen's or processors' releases, subordinations or waivers with respect to any or all of the Collateral, in form and substance satisfactory to Secured Party; and

                  (3) Executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to Secured Party, relating to the creation, validity, perfection, priority or continuation of the Security Interest under the Uniform Commercial Code.

                  (c) Secured Party is hereby authorized to execute, file and record in all necessary and appropriate jurisdictions (as determined by Secured Party) one or more financing or continuation statements (or any other document or instrument referred to in Section 3(b)(3) above) in the name of Debtor and to sign Debtor's name thereto.

                  (d) The Debtor shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

         Section 4. Covenants Regarding Collateral Generally.

                  (a) Delivery of Instruments. In the event any of the Collateral becomes evidenced by a promissory note, trade acceptance or any other instrument, Debtor will immediately thereafter deliver such instrument to Secured Party, appropriately endorsed to Secured Party.

                  (b) Defense of Title. The Debtor shall at all times be the sole owner of the Collateral and shall defend, at its sole cost and expense, its title in and to, and the Security Interest in, the Collateral against the claims and demands of all other Persons.

                  (c) Maintenance and Service of Collateral. The Debtor shall maintain or cause to be maintained the Collateral in good and workable condition and repair (and in accordance with the maintenance schedule and procedure recommended by the seller of the Collateral), with reasonable allowance for wear and tear, and shall exercise proper custody over the Collateral.

                  (d) Insurance. The Debtor shall at all times maintain insurance covering the Collateral against such insurable losses as is required by the Loan Agreement and the other Financing Documents and as is consistent with commercially reasonable and sound business practice, in amounts (which shall not be less than the aggregate amount of the Obligations) and under policies issued by Debtor's present insurers or other insurers reasonably acceptable to Secured Party. All premiums on such insurance shall be paid by Debtor and certified copies of the policies, or other evidence of insurance acceptable to Secured Party, shall be provided to Secured Party promptly upon Secured Party's request. The Debtor shall not use or permit the Collateral to be used unlawfully or outside of any insurance coverage. All insurance policies required under this Section shall contain loss payable clauses on standard loss payee forms or other forms satisfactory to Secured Party, naming Secured Party as loss payee, and providing that:

                  (1) All proceeds thereunder shall be payable directly to Secured Party;

                  (2) No such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy;

                  (3) Such policies and loss payable clauses may not be canceled, amended or terminated with respect to Secured Party unless at least thirty days' prior written notice is given to Secured Party; and

                  (4) There shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto.

  Any proceeds of insurance referred to in this Section which are paid to Secured Party shall be applied to the payment or prepayment of the Obligations in accordance with Section 9 hereof.

                  (e) Location of Office. The Debtor's tribal administrative office, principal place of business, and its books and records relating to the Collateral shall continue to be kept at the address set forth in the first paragraph of this Agreement and Debtor will not change the location of such office and place of business or such books and records without giving Secured party forty five (45) days' prior written notice thereof.

                  (f) Change of Name, Structure, Etc. Without giving Secured Party sixty day's prior written notice, Debtor shall not (i) change its name, identity or structure or (ii) conduct business under any trade name or other fictitious name.

                  (g) Inspection. Secured Party (by any of its officers, employees, agents or representatives) shall have the right, to the extent that the exercise of such right shall be within the control of Debtor, upon 24 hours' prior written notice and during normal business hours, to inspect the Collateral; all records and files relating thereto and the premises upon which any of the Collateral is located.

                  (h) Merger, Consolidation and Sale of Assets. The Debtor shall not merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of the Collateral or all or a substantial portion of its assets to any Person other than in the ordinary course of business.

                  Section 5. Secured Party Appointed Attorney-in-Fact. The Debtor hereby irrevocably appoints Secured Party Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default in Secured Party's discretion to take any action and to execute any instrument or document which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement or to exercise any rights and remedies Secured Party may have under this Agreement or Applicable Law, including, without limitation: (i) to obtain and adjust insurance required to be maintained pursuant to Section 4(d) hereof; (ii) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due in respect of the Collateral; and (iii) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the foreclosure of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral. The power-of-attorney granted hereby shall be irrevocable and coupled with an interest.

                  Section 6. Secured Party May Perform. If Debtor fails to perform any agreement or covenant contained herein, Secured Party may, without notice to Debtor, itself perform, or cause the performance of, such agreement or covenant, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 11 hereof.

                  Section 7. Secured Party's Duties. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Except for the safe custody of the Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property (it being understood that Secured Party shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Debtor and shall be added to the Obligations).

                  Section 8. Remedies. Secured Party may take any or all of the following actions upon the occurrence of an Event of Default hereunder.

                  (a) Acceleration.

                  (1) Automatic. Upon an Event of Default (or if the Event of Default is other than the failure to pay money, upon Debtor's failure to commence and diligently prosecute the cure of the Event of Default within 10 days after written notice from Secured Party), then all of the Obligations shall be due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any other agreement evidencing or securing the Obligations to the contrary notwithstanding.

                  (2) Optional. If any other Event of Default shall have occurred and be continuing, Secured Party may declare all of the Obligations to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any other agreement evidencing or securing any Obligations to the contrary notwithstanding.

                  (b) Possession.

                  (1) Entry. Secured Party may enter upon any premises on which the Collateral may be located and, without resistance or interference by Debtor, take physical possession thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as Secured Party shall choose, without being liable to Debtor on account of any loss, damage or depreciation that may occur as a result thereof, other than for actions that were not taken in good faith and so long as Secured Party acts in a commercially reasonable manner.

                  (2) Assembly. The Debtor shall, upon request of and without charge to Secured Party, assemble the Collateral and maintain or deliver it into the possession of Secured Party or any agent or representative of Secured Party at such place or places as Secured Party may designate and as are reasonably convenient to both Secured Party and Debtor.

                  (3) Warehousing. Secured Party may, at the expense of Debtor, cause the Collateral to be placed in a public or field warehouse, and Secured Party shall not be liable to Debtor on account of any loss, damage or depreciation that may occur as a result thereof, other than for actions that were not taken in good faith and so long as Secured Party acts in a commercially reasonable manner.

                  (c) Use of Premises and Patents. Secured Party may without notice, demand or other process, and without payment of any rent or any other charge enter any of Debtor's premises and, without breach of the peace, until Secured Party completes the enforcement of its rights in the Collateral and remain on such premises to prepare the Collateral for disposition and disposing thereof.

                  (d) Cash Collateral. Secured Party may apply any cash Collateral to the payment of the Obligations in any order in which Secured Party may elect or use such cash in connection with the exercise of any of its other rights hereunder.

                  (e) Rights as a Secured Creditor. Secured Party may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more public or private sales at any location chosen by Secured Party, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. The Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (f) Waiver of Marshaling. The Debtor hereby waives any right to require any marshaling of assets and any similar right.

                  (g) Appointment of Receiver. Secured Party shall be entitled to the appointment of a receiver, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

                  Section 9. Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

                  (a) First, to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorney's fees and disbursements;

                  (b) Second, to the payment of the interest due upon any of the Obligations in any order which Secured Party may elect;

                  (c) Third, to the payment of the principal due upon any of the Obligations in any order which Secured Party may elect; and

                  (d) Fourth, the balance (if any) of such proceeds shall be paid to Debtor or to whomsoever may be legally entitled thereto.


                  Section 10. Rights Cumulative. The rights and remedies of Secured Party under this Agreement and the Note (collectively, the "Loan Documents") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have, including, but not limited to, those rights afforded by the Uniform Commercial Code and other Applicable Laws. In exercising its rights and remedies, Secured Party may be selective and no failure or delay by Secured Party in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right. Any and all periods of notice, grace and cure contained herein and in the other Loan Documents shall run concurrently, and not consecutively.

                  Section 11. Expenses. The Debtor will pay, on demand, all out-of-pocket expenses incurred by Secured Party in connection with:
         (a) the collection or enforcement of the Obligations including fees and disbursements of counsel to Secured Party; and (b) the exercise by Secured Party of any right or remedy granted to it under this Agreement.

                  Section 12. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

                  Section 13. Notices. Except as otherwise provided herein, all notices and communications required or permitted under this Agreement shall be in writing and shall be hand delivered, sent by facsimile transmission or nationally recognized courier service, or mailed, by prepaid registered or certified first class mail, return receipt requested, properly addressed to the respective parties, at the addresses set forth in the first paragraph of this Agreement (or at such other addresses, if any, set forth in the most recent notice of address change provided by the addressee party). All such notices and communications shall be deemed received when actually received (or delivery is refused) by the addressee party on a Business Day.

                  Section 14. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations, (ii) be binding upon Debtor, its successors and assigns and (iii) inure to the benefit of Secured Party, and its successors and assigns. The Debtor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

                  Section 15. Applicable Law; Severability. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                  (a) Litigation/Waivers. (a) SECURED PARTY AND DEBTOR BOTH ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH ARISE UNDER THIS AGREEMENT OR THE RELATIONSHIP OF DEBTOR AND

         SECURED PARTY ESTABLISHED HEREBY AND BY THE OTHER LOAN DOCUMENTS WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES. ACCORDINGLY, EACH OF SECURED PARTY AND DEBTOR HEREBY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY.

                  (b) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

                  Section 16. Indemnification. The Debtor agrees to indemnify Secured Party, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Secured Party in any way relating to or arising out of the Debtor's business, the Collateral, or any action taken by Secured Party pursuant to the terms of this Agreement; provided, however, that Debtor shall not be liable to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements result solely from Secured Party's negligent or willful misconduct. Without limiting the generality of the foregoing, Debtor agrees to reimburse Secured Party promptly upon demand for any out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by Secured Party in connection with its enforcement of any terms and conditions of this Agreement. The agreements in this Section shall survive the termination of this Agreement. Secured Party agrees to give Debtor prompt notice of any suit or cause of action brought against Secured Party which is covered by this Section.

                  Section 17. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.


                  Section 18. Definitions. For the purposes of this Agreement, the terms listed below shall have the following meanings:

         "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all governmental (including tribal) bodies and all orders, rulings and decrees of all courts and arbitrators.

         "Business Day" means any day other than Saturday, Sunday or other day on which banks in San Francisco, California are authorized or required to close.

         "Collateral" means all of Debtor's right, title and interest in and to all Net Revenues and all Furnishings and Equipment (as such terms are defined in the Loan Agreement), now or hereafter acquired, and any and all additions, substitutions, replacements and proceeds thereto, thereof or therefrom (including without limitation, any and all insurance proceeds).

         "Event of Default" means any of the following events, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any government or non-governmental body:

                  (a) the occurrence of any "Event of Default" or other default under any of the Loan Documents.

                  (b) the failure of Debtor to perform or observe any covenant, obligation, agreement or undertaking under this Agreement or any other Loan Document; or

                  (c) a breach of any representations or warranties made by Debtor herein or in any of the Loan Documents.

         "Lien", as applied to the property of any Person, means any security interest, lien, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind, or upon the products, income or profits therefrom or any agreement to convey any of the foregoing or any other agreement or interest covering such property which is intended to provide collateral security for the obligation of such Person.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Security Interest" means the Lien of Secured Party upon, and the collateral assignments to Secured Party of, the Collateral effected hereby or pursuant to the terms hereof.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of California, as the same may be amended from time to time, unless otherwise set forth herein to the contrary. All terms not otherwise defined herein and which are defined in the Uniform Commercial Code are used herein with the meanings ascribed to them in the Uniform Commercial Code.

         IN WITNESS WHEREOF, Debtor has caused this Agreement to be duly executed and delivered by its duly authorized officers as of the day first above written.


                                  DRY CREEK RANCHERIA BAND OF POMO
                                  INDIANS, a federally-recognized Indian tribe

                                  By:_________________________________
                                  Name:_______________________________
                                  Title:______________________________

                                   EXHIBIT E

Engagement Letter among Miller Johnson Steichen Kinnard, Inc., Dry Creek Rancheria Band of Pomo Indians, and Dry Creek Casino, LLC, regarding placement of Loan in the aggregate principal amount of $27,500,000

                                [MJSK Letterhead]

August 22, 2001

Michael G. Racho
Dry Creek Rancheria Band of Pomo Indians
498 B Moore Lane
Healdsburg, CA 95448

RE: Temporary Casino- Engagement Letter

Dear Chairman Racho:

Miller Johnson Steichen Kinnard (the "Placement Agent"), welcomes the opportunity to represent the Dry Creek Band of Pomo Indians (the "Borrower") in conjunction with the placement of an aggregate amount of approximately $27,5000,000 in debt financing (the "Debt") secured by certain gaming facilities revenues from the Temporary Casino on Trust land located approximately one hour's drive north of San Francisco (the "Property") and other collateral otherwise as described in the Term Sheets attached hereto (the "Financing") which financing shall be fully guaranteed as to the payment of principal and interest when due by Nevada Gold and Casinos, Inc. (the "Guarantor"). Pursuant to this Engagement Letter, we will act as agent to make an offering of the Financing and we will work with you, your legal counsel and other outside advisors or consultants as you may choose to employ, to structure and market the Financing.

PLACEMENT AGENT RELATIONSHIP

Borrower hereby engages Placement Agent as the placement agent for the Debt. The Placement Agent will perform all of its duties in accordance with the highest professional standards and all applicable securities laws.

Placement Agent expects to perform the following explicit functions and other appropriate services which may be necessary to assist you in carrying out the Financing and the placement of the Debt. Assuming the full and continuing cooperation of each of the parties, Placement Agent will:

   o Work closely with Borrower to fully develop a financing plan generally described on the attached Term Sheets that best achieve the Borrower's goals.

   o Assist the Borrower in retaining the professional services necessary for execution of all aspects of the financing plan.

   o Advise Borrower regarding the optimal structure of all components of the Financing.

   o Keep Borrower immediately advised on any unusual market generated opportunity to improve the performance of the Financing.

   o Coordinate the preparation of legal documentation and disclosure materials by Placement Agent counsel and Borrower's counsel.

   o Present the Financing to the marketplace in the manner which will minimize the cost of the Financing.

   o Coordinate and direct all other Financing activities in order to insure an efficient and timely closing of the Financing.

TIMING AND CLOSING CONDITIONS

Placement Agent expects to and will employ its full resources and undertakes its best efforts to close the Financing no later than October 31, 2001. The closing will be subject to completion of Placement Agent's due diligence review and final approval by Placement Agent's commitment committee. This does not constitute a legally binding commitment to close the Financing by such date. This agreement, as represented by this Engagement Letter, will be exclusive through the [sic] 60 days following the date of execution hereof, subject to ratification by Borrower's Tribal Counsel, by the Borrower or such other later date as we may mutually establish. During this exclusive period, Borrower will not approach other lenders, securities firms or other parties to offer the Debt or otherwise in connection with this financing.

COMPENSATION FOR PLACEMENT AGENT SERVICES

Placement Agent compensation for this Financing shall be 3.5% of the principal amount of debt provided. It is further acknoweldged and agreed that, in the event that all of the debt having been sold, a closing date having been set, the placement agent fees of Miller Johnson Steichen Kinnard will have been earned at that time. The Placement Agent fees, having been earned, are due and payable at loan closing, expected to be no later than October 23, 2001; provided, however, that in the event this agreement in terminated by Borrower following acceptance by Borrower of a funding commitment from a qualified lender, the Placement Agent fees shall be payable immediately upon such termination.

NON-CIRCUMVENTION

Should Borrower complete a financing within twelve months of the completion or termination of this engagement with a Lender or investors introduced to the Borrower as a result of this engagement or from whom the Placement Agent provides loan or bond purchase commitments, without the involvement of the Placement Agent pursuant to the terms of a separate engagement letter, then Borrower shall Agent 2% of the par value of such financing; provided, however, that this provision shall be of no force and effect in the event that the Borrower is prohibited by court order from completing the Temporary Casino contemplated to be financed hereunder.

The following procedure shall be followed as to identifying and introducing to the Borrower potential investors and lenders. First, Placement Agent will inform the Borrower and Borrower's counsel of the identity of the proposed investor or lender. If the proposed investor or lender is acceptable to the Borrower and has not been previously introduced to the Borrower, the Borrower will promptly so notify Placement Agent in writing; thereafter Placement Agent will be protected as to its compensation as provided above for any Financing resulting from Placement Agent's identification of such party or parties if such transaction is consummated within 12 months from the date of this engagement letter pursuant to the limitations set forth in the immediately preceding paragraph.

ALLOCATION AND PAYMENT OF EXPENSES

The Placement Agent will pay any out of pocket expenses of Placement Agent. Borrower shall pay the fees and expenses of Placement Agent's counsel. The Borrower's responsibility for Placement Agent's counsel fees shall be capped at a fee not to exceed $50,000 plus disbursements. In order to secure the payment of such costs, Borrower shall deliver to Placement Agent a non-refundable expense deposit of $10,000 at the time of execution of this engagement letter.

Borrower shall not be responsible for any other expenses of Placement Agent.

In addition, Borrower expects to incur certain additional transaction costs beyond the control of the Placement Agent and outside the scope of this engagement letter. The Placement Agent accepts no responsibility for the payment of such costs. Such costs may include financial advisory fees and expenses, fees and disbursements of bond counsel, and of Tribal Counsel, fees and disbursements of counsel, if any, to the lead bank or investor, cost of printing, copying and distribution of loan and bond offering materials, trustee fees, any other fees of consultants to the Borrower, out-of-pocket expenses of Borrower representatives and other loan closing costs and filing and registration fees.

CONFIDENTIALITY

All information provided by Borrower shall be kept confidential and shall only be furnished by Placement Agent to prospective lenders who will agree to maintain such confidentiality.

TERMINATION

This Letter Agreement may be terminated at any time after the exclusivity period described above, by either party by written notice to the other party, however, such termination shall affect: (i) the obligation to pay any amounts due Placement Agent under the sections entitled "Non-Circumvention" and "Allocation and Payment of Expenses", and (ii) the representations and warranties regarding confidentiality, limitation of liability, or governing law and venue. Such termination shall also not affect the obligation to pay any amount due Placement Agent under the section entitled "Compensation for Placement Agent Services" if such termination occurs through no fault of Placement Agent after acceptance by the Borrower of a funding commitment. In no event shall Placement Agent be entitled to payment of fees under the "Non-Circumvention" provision and the entitled "Compensation for Placement Agent Services" provision for the same [sic] (i.e., no double payment).

LIMITED LIABILITY AND INDEMNIFICATION

The Borrower and the Guarantor each hereby represent and warrant that all information provided to the Placement Agent pertaining to the Borrower and the Guarantor, respectively, shall be true and correct and the Borrower and the Guarantor, respectively, shall indemnify and hold Placement Agent free and harmless from and any all obligations, costs, liability, expenses or claims, judgment and reasonable attorneys' fees arising from the disclosure or use of such information provided by such party. Placement Agent shall indemnify and hold the Borrower free and harmless with respect to any obligations, costs, claims, judgments or reasonable attorneys' fees based upon materials or representations made by the Placement Agent, except where such claim or action may arise out of materials or information provided to the Placement Agent by the Borrower.

To the fullest extent permitted by law, the Tribe, the Guarantor and each Affiliate of either of them shall jointly and severally fully protect, reimburse, indemnify, defend and hold harmless Placement Agent and its respective members, partners, affiliates, officers, directors, agents, sureties, servants and employees and successors and assigns for, from and against any and all liabilities, claims, damages, demands, losses, costs or expenses (including, without limitation, reasonable attorneys' fees for counsel of Placement Agent's choosing), arising out of or resulting from, either directly or indirectly, the entering into or performance of this Agreement, or any Third Party Dispute (defined below), whether or not arising from the negligence or any other act or omission of the Placement Agent, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person.

"Third Party Disputes" means all disputes or claims relating directly or indirectly, to entering into or the execution of this Agreement, the Financing, the Property or the conduct of the Borrower's gaming operations as contemplated hereunder and brought by an entity not a party to this Agreement, against an indemnified person.

APPLICABLE LAW, DISPUTE RESOLUTION AND WAIVER OF SOVEREIGN IMMUNITY

Borrower waives its sovereign immunity from suit and specifies the Federal District Court in the Northern District of California, and all appellate courts related thereto, or in the event said court lacks subject matter jurisdiction, in the Superior Court of California for the County of Sonoma, and all appellate courts related thereto as its choice of venue and further specifically consents to the mandatory arbitration of disputes as set forth below.

This waiver is provided for the sole and limited purpose of enforcing the Borrower's obligations to Placement Agent and Placement Agent's rights under this Agreement, Nothing contained in this limited waiver shall be construed to confer any benefit, tangible or intangible, on any person or entity not a party to this Agreement or as a waiver with respect to any such third person or entity, and the presence of any third person or entity as a party to any proceeding shall constitute a revocation and recission of this waiver of sovereign immunity granted herein with respect only to such third party or entity.

Borrower hereby waives any requirement of exhaustion of tribal remedies. Borrower expressly agrees that Placement Agent may seek satisfaction of judgment arising hereunder from the undistributed and/or future revenues of gaming facilities of the Borrower (collectively, "Revenues"). These Revenues are subject to levy, attachment and/or execution under Federal and/or California law by any of the aforementioned Courts to satisfy any judgment obtained by Placement Agent against Borrower pursuant to the provisions of this paragraph. Nothing in this Engagement Letter shall be construed to permit Placement Agent to encumber or seek satisfaction of judgment from any assets of Borrower other than the Revenues. Moreover, no interest in land, whether tangible or intangible, legal or beneficial, vested or contingent, or any occupancy or other rights or entitlements therein or related thereto, shall be subject to attachment, execution, lien, judgment or other enforcement or satisfaction of any kind, in whole or in part, with respect to any claim of Placement Agent against Borrower on any basis whatsoever,

DISPUTE RESOLUTION

Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach thereof, or the making of this contract including claims of fraud in the inducement, shall be settled within the State the California, by arbitration under the rules of commercial arbitration of the American Arbitration Association (the "AAA"), as modified by this Section. Any party may, by written notice to the other parties after such a controversy has arisen hereunder, appoint one arbitrator. The other parties to the controversy shall, by written notice, within ten (10) days after the receipt of such notice by the first party, appoint a second arbitrator, and in default of such appointment, the first arbitrator appointed shall be the sole arbitrator. When two (2) arbitrators have been appointed, as hereinabove provided, they shall, if possible, agree on a third arbitrator who shall be appointed by written notice signed by both of them with a copy mailed to each party hereto within ten (10) days after such appointment. No arbitrator shall be related to or affiliated with any party hereto.

The arbitrators shall apply California law and applicable federal law, and shall follow such rules of discovery and evidence as they may determine. In the event that the arbitrators are unable to agree upon the rules of discovery and evidence to follow, they shall follow the rules of discovery and evidence to follow, they shall follow the rules of discovery and evidence as established by the AAA, in any, and if the AAA has not established any rules, then the arbitrators shall follow such rules as the United States District Court for the State of California would apply. After receiving evidence and hearing witnesses, in any, the arbitrators shall render their award, accompanied by filings of fact and a statement of reasons for the decision.

The arbitrators shall have the authority, subject to the limitations provided above in respect of Borrower's limited waiver of sovereign immunity, to award any remedy or relief that Tribal, Federal or State Court could order or grant, including, without limitation, equitable remedies, specific performance of any obligation created under this Agreement, and the issuance of any injunction.

This Agreement is governed by and construed under the laws of the State of California, and any action brought by either arty against the other party to enforce or interpret this Letter Agreement shall be brought in an appropriate court of such State. In the event of any such action, the prevailing party shall recover all costs and expenses thereof, including reasonable attorneys' fees from the losing party.

Respectfully submitted on behalf of

MILLER JOHNSON STEICHEN KINNARD, INC.

/s/ James P. Mayer
Vice President

This Engagement Letter is hereby agreed to and accepted on behalf of the Dry Creek Band of Pomo Indians on this 28 day of August 2001.

                                        By  /s/ Michael G. Racho
                                        Chairman


This Engagement Letter is hereby agreed to and accepted on behalf of Nevada Gold and Casinos, Inc. on this 28 day of August, 2001.

                                        By  /s/ H. Thomas Winn
                                        President

                                   EXHIBIT F

Opinion of Legal Counsel from Holland & Knight LLP in favor of Dry Creek Casino, LLC, dated August 26, 2001

August 26, 2001                                                     213-896-2400


VIA UPS and VIA ELECTRONIC MAIL

Dry Creek Casino, LLC
4620 Bradford Heights
Colorado Springs, CO 80906

     Re: Development and Loan Agreement (the "Loan Agreement")
         Between Dry Creek Rancheria Band of Pomo Indians ("Tribe") and Dry Creek Casino, LLC ("Lender") dated as of August 26, 2001.

Ladies and Gentlemen:



We have acted as counsel for the Tribe and, with respect to the Loan Agreement referred to above and in connection with the preparation, execution and delivery of the Loan Documents described below. This letter is delivered to you pursuant to Section 2.5.2(vii) of the Loan Agreement. Capitalized terms not defined in this letter have the meanings ascribed to them in the Loan Agreement. For purposes of this opinion, we have reviewed such documents and made such other investigations as we have deemed appropriate. We have also examined, among other documents, the following:

                  a. The Loan Agreement;

                  b. The Note dated August 26, 2001 issued under the Loan
                     Agreement to the Lender referred to therein (the "Note");

                  c. The Security Agreement dated August 26, 2001 made by the
                     Tribe in favor of the Lender;

                  d. The financing statement naming the Tribe, as Debtor, and the Lender, as Secured Party, to be filed in the California Office of the Secretary of State (the "Financing Statement");

Dry Creek Casino, LLC
August 26, 2001
Page 2


                  e. The Articles of Association of the Tribe;

                  f. Resolution No. 01-08-26-01, adopted by the Tribal Council
                     (as defined below) on August 26, 2001 (the "Tribal Resolution");

                  g. The Dry Creek Gaming Ordinance (the "Ordinance"); and

                  h. The Compact (as defined in paragraph 9 below).


         The documents listed in items a. through c. above are referred to herein as the "Loan Documents."

         As to matters of fact, we have relied on the representations and warranties made by the parties in the Loan Agreement and on a certificate of a representative of the Tribe (a copy of which is attached as Schedule I hereto). We have made no independent investigation of the accuracy or completeness of such matters of fact.


         In rendering the following opinions, we have, with your consent, relied upon the following assumptions:


         (i) each party to the Loan Documents (other than the Tribe) is duly organized and is validly existing and in good standing in its jurisdiction of organization;

         (ii) each party to any Loan Document (other than the Tribe) has full power and authority to execute, deliver and perform its obligations under such Loan Document, and each Loan Document has been duly authorized by all necessary action on such party's part and has been duly executed and duly delivered by it;

         (iii) each Loan Document constitutes the valid and binding obligation of each party to such Loan Document (other than the Tribe), enforceable against such party in accordance with its terms;

         (iv) each natural person executing a Loan Document or any other document referred to herein is legally competent to do so;

         (v) each party to a Loan Document (other than the Tribe) has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such Loan Document against the Tribe;

Dry Creek Casino, LLC
August 26, 2001
Page 3


         (vi) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

         (vii) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

         (viii) each Loan Document will be enforced in circumstances and in a manner in which it is commercially reasonable to do so and the conduct of the parties complies with any requirement of good faith and fair dealing;

         (ix) no lender or developer who is a party to the Loan Documents or any of them intends such documents to confer on them the power, rights or control of, and will not be engaging in conduct that could be construed as constituting that of, a management contractor under 25 U.S.C. ss. 2711;

         (x) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of such Loan Document;
                  (xi) the payment of all required documentary stamps, taxes and fees imposed upon the execution, delivery, filing or recording of documents has been made;

         (xii) references to the "Uniform Commercial Code" or "UCC" are to the Uniform Commercial Code as adopted in California;

         (xiii) the Lender (i) holds a validly issued license or other authorization under the Compact and the Ordinance to loan moneys for gaming related purposes to the Tribe, or (ii) is a federally regulated or state-regulated bank or savings and loan, or other federally- or state-regulated lending institution within the meaning of the Compact; and

         (xiv)    the Tribe is an organization, as such term is defined in
                  Section 1201(a)(28) of the Uniform Commercial Code, and not a registered organization, as such term is defined in Section 9102(a)(70) of the Uniform Commercial Code.

Dry Creek Casino, LLC
August 26, 2001
Page 4


         For purposes of this opinion letter, the term "to our knowledge" means the conscious awareness of facts or other information, at the time of delivery of this opinion letter, by the lawyers in our firm who have had involvement in the negotiation and preparation of the Loan Agreement and the other Loan Documents. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any facts or other information, and no inference as to our knowledge or the existence or absence of any such facts or other information should be drawn from the fact of our representation of the Tribe as counsel.


         Notwithstanding our opinions expressed herein, we express no opinion with respect to any of the following:

         (a) Waivers of (i) legal or equitable defenses, other than as to the waiver of the Tribe's sovereign immunity, as set forth in paragraph 12 below, (ii) rights to damages, (iii) rights to counter-claim or set-off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, and (vii) other benefits to the extent they cannot be waived under applicable law, including, but not limited to, Division 9 of the California Uniform Commercial Code (referred to herein as "Article 9 of the UCC");

         (b) Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties or for liquidated damages;

         (c) Except as expressly set forth in paragraph 13 below, provisions restricting access to courts; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts;


         (d) Any Federal, state or local law relating to taxation, zoning, land use, the environment, antitrust, securities or ERISA;

         (e)      Usury laws;

Dry Creek Casino, LLC
August 26, 2001
Page 5


         (f)      With respect to the opinions set forth in paragraph 13 below:
                  (i) the right, title or interest of any party in or to any collateral or the description of such collateral in the Loan Agreement or the Security Agreement; (ii) the laws of any other state or the perfection or non-perfection of a security interest in any collateral subject, whether by virtue of California law or the law of another state, to the laws of any state other than the State of California; (iii) the priority of any security interest or, except as specifically set forth in paragraph 13 below, the creation, validity, enforceability or perfection of any security interest; (iv) the creation, validity, perfection or enforceability of security interests in fixtures, consumer goods, crops growing or to be grown, timber to be cut or minerals or the like (including oil and gas), accounts resulting from the sale thereof, or real property held in trust by the United States of America (the "United States") for the benefit of the Tribe; or (v) the priority of any security interest in, or, except as provided in paragraph 13 below, the creation, validity, perfection or enforceability of any security interest sought to be created in, any patents, trademarks, trade names, service marks, copyrights, deposit accounts, insurance policies or any other items of property to the extent that a security interest therein is excluded from the coverage of Article 9 of the UCC, including in particular those items of property set forth in Sections 9109 of Article 9 of the UCC;

         (g) We wish to point out that the security interest in the collateral described in the Loan Agreement, in which the Tribe acquires rights after the commencement of a case with respect to the Tribe under the U.S. Federal Bankruptcy Code or within the applicable preference period relating thereto may be limited by Section 552 of the Bankruptcy Code;

         (h) We wish to point out that in the case of proceeds (as defined in Article 9 of the UCC), the continuation of perfection of any security interest therein (i) is limited to the extent set forth in Section 9315 of Article 9 of the UCC, and (ii) if such proceeds consist of property in which a perfected security interest cannot be obtained or maintained by the filing of a financing statement in the California Secretary of State Office, will require additional compliance with applicable provisions of the UCC or otherwise;

Dry Creek Casino, LLC
August 26, 2001
Page 6


         (i) The attachment or perfection of a security interest in any after acquired property in which a security interest cannot be perfected by the filing of the Financing Statement;

         (j) The attachment, execution upon, or perfection of a security interest in property located other than in California, or as to any real property wherever situated which is held in trust by the United States;

         (k) We wish to point out that we have assumed for purposes of the opinions in paragraph 13 hereof, that the party granting a security interest has received value and has rights in the collateral in which it is purporting to grant a security interest, and that all collateral in which possession by the secured party is or may be required under Article 9 of the UCC in order to perfect a lien is held by the secured party and is not subject to the control by another party;

         (l) We call to your attention the fact that, with respect to financing statements filed on or after July 1, 2001, other than those filed in connection with a public finance transaction, (i) Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of each five year period from the date of the original filing of financing statements in order to maintain the effectiveness of the filings referred to in paragraph 13 of this opinion, and (ii) additional filings may be necessary if the Tribe changes its name, identity or organizational structure or the jurisdictions in which its places of business, its chief executive office or the collateral are located;

         (m) We call to your attention the fact that the Lender's security interest in the collateral under the Loan Documents is subject to: (i) the rights of a buyer, in the ordinary course of business, to acquire the collateral free of the security interests pursuant to Section 9320(a) of Article 9 of the UCC, and (ii) the rights of a buyer other than a buyer in the ordinary course of business to take free of the security interests to the extent permitted pursuant to Section 9323(d) of Article 9 of the UCC;

Dry Creek Casino, LLC
August 26, 2001
Page 7


         (n) We call to your attention the fact although the Loan Documents do not purport to constitute a management contract or agreements collateral thereto under 25 U.S.C. ss. 2711, the National Indian Gaming Commission or its Chairman could disagree with such stated intent and its or his opinion could be persuasive to a court of law under rules of construction which give deference to such agency determinations, and we therefore render no opinion on whether or not the Loan Documents or any of them constitutes a management contract or requires federal approval;

         (o) Provisions in the Loan Documents concerning a security interest in any receivables that are or will be due from the United States, any State, or any agency or department of the United States or any State;

         (p)      Any matter referred to in Schedule III attached hereto;


         (q) Compliance with the procedural requirements of California law relating to the exercise of remedies by a secured creditor (e.g. Section 9601 et seq. of Article 9 of the UCC, regarding creditors' rights with respect to personal property collateral upon the occurrence of a default in satisfying a secured obligation);

         (r) The enforceability of provisions of the Loan Documents where circumstances have rendered performance by any party thereto impossible;

         (s) Provisions mandating contribution towards judgments or settlements among various parties;

         (t) Provisions that provide a time limitation after which a remedy may not be enforced;

         (u) Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings; and

         (v) The effect of California Civil Code Section 1670.5, which provides that a contract may be unenforceable if any clause of the contract is unconscionable at the time it is made.

         Based on and subject to the foregoing and subject to the exceptions, qualifications and limitations hereinafter set forth, we express the following opinions:

Dry Creek Casino, LLC
August 26, 2001
Page 8


         1. The Tribe is a federally recognized Indian tribe, organized under its Articles of Association.


         2. The governing body of the Tribe is its Tribal Council (the "Tribal Council"). Subject to the Tribal Council ratification and approval required under the Loan Documents, the Board of Directors of the Tribe has the power and authority to bind the Tribe to the Loan Documents.


         3. The Tribe has full power and authority to enter into the Loan Documents and to perform its obligations thereunder.

         4. Each of the Loan Documents has been duly authorized by all necessary action of the Tribal Council, has been duly executed and delivered by the Tribe and constitutes the valid and binding obligation of the Tribe enforceable in accordance with its respective terms.


         5. The Tribal Resolution has been duly adopted by the Tribal Council.


         6. The execution and delivery by the Tribe of the Loan Documents, and the performance by the Tribe of its obligations thereunder will not (a) result in any violation of the Articles of Association of the Tribe, any laws of the Tribe ("Dry Creek Tribal Law"), of any California State, or any Federal law, (b) result in a breach or result in a default under any agreement, subject to the qualifications set forth on Schedule II hereto, or (c) to our knowledge, result in a breach of any order, writ, injunction or decree of any court, administrative agency or governmental authority by which the Tribe, or its properties are bound.

         7. To our knowledge and without independent investigation, there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or threatened against or affecting the Tribe or involving the properties of the Tribe which might materially and adversely affect the business, properties or financial condition of the Tribe or which might materially adversely affect the transactions or other acts contemplated by the Loan Documents or the validity or enforceability of the Loan Documents, except as disclosed in Schedule III hereto.


         8. The Loan Documents state that they are to be construed in accordance with and governed by the substantive laws of the State of California, including the California Uniform Commercial Code. Such choice of law does not violate or conflict with the Constitution of the Tribe or any provision of Dry Creek Tribal Law, the Tribe's Articles of Association, and the Loan Documents may be construed in accordance with and governed by the substantive laws of the State of California except to the extent the documents explicitly provide otherwise, irrespective of whether the execution and delivery of the Loan Documents occur on the Tribe's reservation.

Dry Creek Casino, LLC
August 26, 2001
Page 9


         9. The tribal-state gaming compact that the Tribe has entered into with the State of California pursuant to IGRA ("Compact") has been duly and validly authorized by the Tribe, has been approved by the United States Secretary of the Interior (the "Secretary") as required by IGRA, notice of the Secretary's approval has been published in the U.S. Federal Register as required by IGRA, and the Compact is in force and effect in accordance with its terms.


         10. The Project is located on lands the fee title to which is held by the United States in trust for the Tribe and over which the Tribe exercises governmental power within the meaning of IGRA. Such lands have been held in trust by the United States for the Tribe since prior to October 17, 1988 and constitute "Indian lands" within the meaning of 25 U.S.C. 2703(4).

         11. Except as the provisions of Section 6.4.6 of the Compact may apply to the Lender and the matters excepted and set forth on page 6, paragraph n, and page 7, paragraph p, above, and except for the filing of the Financing Statement, no consent, approval, authorization or order of, or declaration or filing with, any Federal, state or Dry Creek tribal governmental authority or any court, including specifically the Secretary, is required for the execution, delivery, or performance by the Tribe of the Loan Documents, and the consummation of the transactions contemplated thereby or the enforceability thereof.

         12. The consents to suit given by the Tribe in the Loan Documents constitute a valid and enforceable (a) waiver to the limited extent described therein of the sovereign immunity of the Tribe and (b) consent to the jurisdiction of the courts specified in the Loan Documents. The courts of the State of California have personal and subject matter jurisdiction over any action against the Tribe to enforce the obligations of the Tribe under the Loan Documents to the extent granted by the Tribe in such documents.

Dry Creek Casino, LLC
August 26, 2001
Page 10


         13. The Security Agreement is sufficient to create a legal, valid and binding security interest in favor of the Lender, enforceable in accordance with the terms of the Security Agreement, in that portion of the personal property described therein in which a security interest may be created under Article 9 of the UCC (the "Security Interest" and the "Collateral," respectively), for the payment and performance of the Secured Obligations. Upon the proper filing of the Financing Statement with the California Secretary of State, the Security Interest will constitute a perfected security interest in that portion of the Collateral as to which a security interest may be perfected by filing of a UCC-1 financing statement in the State of California pursuant to Article 9 of the UCC.

Our opinions are subject to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Our opinions are also subject to the effect of:

         (i) Rules of law that limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

         (ii) Rules of law that provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

         (iii) Rules of law that limit the availability of a remedy under certain circumstances where another remedy has been elected;

         (iv) Rules of law that limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of law or public policy or litigation against another party determined adversely to such party;

         (v) Rules of law that may, if less than all of a contract is unenforceable, limit the enforceability of the remainder of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

         (vi) Rules of law that govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

Dry Creek Casino, LLC
August 26, 2001
Page 11


         (vii) Rules of law that permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless
(i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

         (viii) 28 U.S.C. 1360, which provides,, among other things, that such statutory provision does not confer jurisdiction upon any State to adjudicate the ownership or right to possession of property held in trust by the U.S. Federal government for any federally recognized Indian tribe; and

         (ix) 25 USC ss. 2711 or 25 USC ss. 81, to the extent any approvals may be required to be obtained thereunder.

         (x) The Prop 1A Litigation, as defined in Schedule III, attached hereto.

         This opinion letter is based as to matters of law solely on (i) the internal laws of the State of California (but not including any statutes, ordinances, administrative decisions, or regulations of any political subdivision of such state), (ii) Federal law, to the extent such laws and other matters pertain to federally-recognized Indian tribes, and (iii) Dry Creek Tribal Law.

         Our advice on each legal issue addressed herein represents our opinion concerning how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances peculiar to the case, and our opinions are not a guaranty of an outcome of any legal dispute which may arise with regard to the Loan Documents.

         This letter speaks as of the date hereof. We disclaim any obligation to provide you with any subsequent opinion or advice by reason of any future changes or events, which may affect or alter any opinion rendered herein.

Dry Creek Casino, LLC
August 26, 2001
Page 12


         This opinion is rendered pursuant to your request and is intended solely for your benefit in connection with the Loan Documents. This opinion is not to be furnished, quoted, or referred, to any other party or to any governmental agency or used for any other purpose without our prior written consent.


                                             Sincerely,

                                             HOLLAND & KNIGHT LLP

                                   SCHEDULE I

                             CHAIRMAN'S CERTIFICATE

                    DRY CREEK RANCHERIA BAND OF POMO INDIANS

         The undersigned, Michael Racho, hereby certifies that he is the duly elected or appointed, qualified and incumbent Chairman of the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian tribe (the "Tribe"). This certificate is given for the benefit of Holland & Knight LLP ("Counsel") in rendering its legal opinion in connection with that certain Development and Loan Agreement dated as of August 26, 2001, by and among the Tribe and Dry Creek Casino, LLC (the "Loan Agreement").

         Capitalized terms used and not otherwise defined herein have the respective meanings given such terms in the Loan Agreement.

         I hereby certify as follows:



         1. The Articles of Association of the Tribe ("Articles"), a copy of which is attached hereto as Exhibit "A," is considered by the Tribe to be an integral and guiding standard by which the Tribe conducts its affairs under its customs and traditions, and no action has been taken to amend, rescind, modify or revoke the Articles as of the date hereof.

         2. The resolutions of the Tribe, numbered 01-08-26-01 and adopted by the Tribal Council as of August 26, 2001, a copy of which is attached hereto as Exhibit "B," are in full force and effect as of the date hereof, and no action has been taken to amend, rescind, modify or revoke such resolutions as of the date hereof.

         3. To my knowledge, there are no orders, writs, injunctions or decrees of any court, administrative agency or governmental authority by which the Tribe or its properties are bound.

         4. To my knowledge, there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, administrative agency, governmental authority or instrumentality pending or threatened against or affecting the Tribe or involving the properties of the Tribe, except as disclosed in Schedule F-1 of the Loan Agreement.

         The undersigned understands and acknowledges that this certificate will be relied upon by Holland & Knight LLP in connection with its legal opinion to be delivered pursuant to the Loan Agreement.

         IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the 26th day of August, 2001.

                                                   By:
                                                      --------------------------
                                                       Michael Racho
                                                       Tribal Chairman

                             ARTICLES OF ASSOCIATION
                                     OF THE
                              DRY CAREER RANCHERIA

                                    PREAMBLE

We, the Indians of the Dry Creek Rancheria, in order to establish a formal organization and to promote the general welfare of our people in building unity, development of tribal lands, creation of resources and other human development as deemed necessary, do hereby adopt the following Articles of Association.

                                ARTICLE I - NAME


The name of this organization shall be the Dry Creek Rancheria Tribal Council, hereinafter referred to as the Tribal Council.

                             ARTICLE II - TERRITORY

The jurisdiction of the Tribal Council shall extend to the land now and hereafter comprised within the Dry Creek Rancheria.

                           ARTICLE III - MEMBERSHIP

The general membership shall consist of all those persons in the following categories, who have completed an application for membership.

         A. Persons living on the effective day of this document whose names appear on the census of the Indians in, near and up Dry Creek from Healdsburg and on the census of Indians in and near Geyserville included in a letter dated June 4, 1915, from John J. Terrell, Special Indian Agent, to Hon. Cato Sells, Commissioner of Indian Affairs.

         B. Persons living on the effective date of this document, and those born thereafter whose ancestors are named on the census rolls described in (a) above, regardless of whether the named ancestors are living or deceased.

         C. Spouses of members who hold valid assignments on the rancheria, providing the spouse is a California Indian.

         D. Persons who meet the requirements of A, B and C above, shall be ineligible for membership if they have been affiliated with any other tribe, band or group to the extent of being included on a formal membership roll, have received an allotment or formal assignment of land or have been named as a distributee or dependent family member of a distributee in a reservation distribution plan.

         E. The board of Directors, as provided for in Article IV, shall keep the membership roll current by removing the names of persons who became ineligible for membership, or who relinquish their membership in writing, and by adding the names of new members.

                          ARTICLE IV - GOVERNING BODY

The governing body shall be the Tribal Council, which shall consist of all members eighteen (18) years of age or over. Subject to any limitations imposed by the applicable statutes of the United States or the State of California, all powers and responsibilities shall be vested in the Tribal Council which may delegate powers to the Board of Directors. The Tribal Council shall elect from its membership a Board of Directors consisting of a Chairman, Vice-Chairman, Secretary-Treasurer and two (2) delegates, and such other temporary or permanent committees as are deemed necessary by the Tribal Council.

                              ARTICLE V - MEETINGS

Meetings of the Tribal Council will be held during the months of April and September of each year, at times and places to be prescribed by the Chairman. Special meetings may be called by the Chairman or by any two (2) members of the Board of Directors, provided that seven (7) days notice be given stating the purpose of the meeting. No business shall be conducted in the absence of a quorum consisting of not less than fifteen (15%) percent of the voting membership.

                     ARTICLE VI - VOTING RIGHTS & ELECTIONS

Any member of the Tribal Council, eighteen (18) years of age or older shall have the right to vote and if duly nominated and elected may hold office. All elections, whether for office or referendum, shall be by secret ballot. Notice of an election shall be given in writing seven (7) days prior to the election day. Nomination of officers shall be held each two years at the tribal council meeting in September. The date for the election is to be selected at this meeting. A member must be present at the site of the election to vote.

                        ARTICLE VII - BOARD OF DIRECTORS

The Board of Directors shall take such actions as are necessary to carry into effect the ordinances, resolutions, or other directions of the Tribal Council, represent the community in all negotiations with local, state and federal governments and shall faithfully advise the Tribal Council of all such negotiations. Members of the Board of Directors shall hold office for two years, or until their successors are duly elected and installed. If an officer shall die, resign, be found guilty of a felony, or be recalled from office, the vacancy so created shall be filled by the Board of Directors at its next meeting, and the replacement shall serve out the unexpired term of office of his predecessor.

                 ARTICLE VIII - MEETINGS OF BOARD OF DIRECTORS

The Board of Directors shall meet once a month at a time and place set by the Chairman. Notice of meeting shall be given at least 48 hours in advance either by mail or verbal communication. Special meetings shall be convened on call of the Chairman or by two (2) board members. Written notice, stating the purpose of the meeting must be given 24 hours in advance of the meeting date. A quorum shall consist of three (3) members, and no business shall be conducted in the absence of a quorum.

                           ARTTICLE IX - ASSIGNMENTS

The power of the Tribal Council to make assignments of land on the Dry Creek Rancheria shall be set forth in an assignment ordinance, passed by the Tribal Council and approved by the Secretary of the Interior or his authorized representative. Members who own a home or are buying a home off the rancheria will not be eligible for an assignment on the rancheria.

                           ARTICLE X - BILL OF RIGHTS

The protection guaranteed to persons by Title II of the Civil Rights Act of 1968 (82 Stat. 73) against actions of a tribe in the exercise of its powers of self-government shall apply to the Dry Creek Rancheria, its officers and all persons within its jurisdiction.

                        ARTICLE XI - DUTIES OF OFFICERS

A. The chairman of the Board of Directors shall preside at all meetings of the Tribal Council and of the Board of Directors, and shall execute on behalf of the rancheria all contracts, leases, or other documents approved by the Tribal Council. He shall have general supervision of all other officers, employees and committees of the rancheria and see that their duties are properly performed. When neither the Tribal Council nor the Board of Directors is in session, he shall be the official representative of the rancheria.

B. The vice-chairman shall assist the chairman when called upon to do so, and in the absence of the chairman he shall have the duties of that officer.

C. The secretary-treasurer shall keep the minutes of all meetings and shall attest to the enactment of all resolutions and ordinances. Copies of all minutes, resolutions, and ordinances shall be submitted by him to the Bureau of Indian Affairs as soon after enactment as possible. The secretary-treasurer shall carry out the financial directives of the Tribal Council, receive all local monies of the rancheria, and keep an accurate account of the receipts and disbursements. Funds shall be deposited in the rancheria account in a local bank selected by the Tribal Council where depositors' funds are insured by the Federal Deposit Insurance Corporation. All disbursements shall be made by check in accordance with resolutions of the Tribal Council and shall be co-signed by the chairman or the vice-chairman in the absence of the chairman. The secretary-treasurer shall file a bond satisfactory to the Tribal Council and the Area Director, when either are of the opinion sufficient funds have accumulated in the rancheria treasury. The Tribal Council shall authorize payment of the annual bond premium from the local rancheria funds. The secretary-treasurer shall give a financial report to the Tribal Council at each meeting, and all financial records shall be available for inspection by any member of the Dry Creek Indian Rancheria and by representatives of the Bureau of Indian Affairs.

                             ARTICLE XII - ADOPTION

The Articles of Association shall be effective upon approval of the Commissioner of Indian Affairs. With sixty (60) days after the document has been approved, the Tribal Council shall elect a Board of Directors, pursuant to Articles IV and VI of these articles.

                           ARTICLE XIII - AMENDMENTS

The Articles of Association may be amended by a majority vote of the eligible voters of the Tribal Council, provided at least fifty-one percent(51%) of the eligible voters participate in a referendum election called for that purpose. A referendum election to amend the Articles of Association must be preceded by a duly called meeting of the Tribal Council at which the proposed amendment has been explained.

                            CERTIFICATE OF ADOPTION

The undersigned certifies that the foregoing Articles of Association were adopted at a referendum election held September 13, 1972, which election was participated in by a majority of the adult Indians of the Dry Creek Rancheria, resulting in a vote of 17 for, and 0 against.

                                   /s/ Otis J. Lozinto
                                   ------------------------------------
                                   Otis J. Lozinto, Chairman
                                   Dry Creek Rancheria

                                    APPROVAL


The foregoing Articles of Association of the Dry Creek Rancheria, adopted September 13, 1972, are hereby approved with the understanding that (1) Public Law 280 is applicable to Territory; (2) that the word "ancestors" as it appears in Section B of Article III means lineal ancestors; and (3) that the felonious conviction justifying removal of an official from office under Article VII of these Articles of Association must occur during the term of office from which the official is to be removed.




                                        [Signature illegible]
                              Deputy Assistant Secretary of the Interior

Date: APR 16 1973

Washington, D.C.

                                     S-1100

REFER IN REPLY TO THE FOLLOWING:                          ADDRESS ONLY THE
                                                  COMMISSIONER OF INDIAN AFFAIRS

                           DEPARTMENT OF THE INTERIOR
                            OFFICE OF INDIAN AFFAIRS

ID. ED. aLLOTMENTS
[84485] - 1915
84777 - 1915.
P.S. N. Pur. Band Calif.                         WASHINGTON: Santa Rosa, Calif.
  Hon. Cato Sells,

Commissioner Indian Affairs,
     Washington, D.C.

Dear Sir: - Herewith you will please find warranty deed properly executed by C.H. Wilson and wife conveying to the United States of America 75 acres of land, together with abstract of title thereto a census of the Indians of Dry Creek and in and near Geyserville in Sonoma County, California.

         The land named in this deed is situated about 3 1/2 miles by road southeast from Geyserville, on the east side of the Russian river and about 1/2 to 3/4 mile back in the hills approaching the valley land of that river. It is well watered by two perpetual running streams fed by springs, one of the streams carrying considerable water, in which the Indians may catch more or less fish in proper season; has amply supply of fine timbers for all domestic purposes, that is, for fuel, fencing and considerable suitable for house-building.

         In my opinion the timbers will virtually reproduce themselves about as fast as the Indians may use same for domestic purposes.

         The 75 acres would likely cut clean produce 2,000 cords of wood.

         Most of this land is rough, there being only sufficient small spots of land at several points of character suitable for location of houses and small gardens, though those portions not covered with timber are well set in fine grasses. There can be no question but that the tract is well suited for an Indian Village, situated as it is near enough, not too near Geyserville, and the rich valley lands of the Russian river, all of which are in high state cultivation in grape, hops, berries and the many fruits of this country; and therefore, the Indian is insured plenty or work nearby during most of the year.

         The probabilities are the Indians will be able to always secure work sufficiently near this land to go and come therefrom each day without loss of time during working hours. They will be far enough from any town or place of loafing or drinking, Geyserville being the closest place, to very greatly improve their social, physical and moral conditions.

          In my efforts to secure land for a home for these Indians I was after a general scouring of the country for many miles around Geyserville and up and down Dry Creek and surrounding country, almost concluding I was going to fail, when by good luck and through the persistent and untiring efforts of Wm. Tooly, the leading Indian of the Geyserville band, we found this Wilson tract. The few tracts suggested by the local land agents were either unsuitable, too high, too much land, refusing to divide, and most generally did not care to have located so near them a permanent INDIAN Village in the subdivision of so small tract of land, etc.

         I do not in the least hesitate in the recommendation of the purchase of this 75 acres of land for a suitable and permanent home for the two bands of Indians named. Mr. Wilson first insisted on his selling to certain points, on account of the topography of the land, that is, the run of the creeks, etc, which according to our first survey embraced 89 acres, but suggesting that the Office would hardly permit the expenditure of more than $25.00 per acre for over 75 acres, was able at last to [xxxxxx] to cut and survey the tract to contain the 75 acres embodied in his deed.

         On account of the small number of Indians in the Geyserville band [xxxxxx] made an effort to induce the Cleverdale band to united with the Geyserville [xxxxxx] and in this effort in [xxxxxxxxx] Tooley down from Cleverdale to [xxxxxxx] on the ground during the surveying, which he did, coming down by rail from place of employment near Cloverdale. While he expressed no objections himself, as well as that some of the other people of his band would not object yet knew on account of past friction with some others that it would be next to impossible to induce several of his band to join the Geyserville band.

         In that I might cause the expenditure of the $1875-00 for the 75 acres reach as many Indians as possible I pressed with the Geyserville Indians the necessity of consolidating with them the Dry Creek Indians, which after hearing the many circumstances and conditions confronting me, they very kindly consented to do, and after supper two of them, Elgin and Tompson, accompanied Mr. Wilson and myself in his auto 7 miles over on Dry Creek to the home of Charley Lucas. Lucas assured us that his people were so very anxious for a home that they would be delighted to come over and join the Geyserville people. Lucas and his big fat young wife came over next day walking the [xxxxx] and assisted us in the surveying the land, staying over night with the Geyserville Indians.

         By the consolidation of these two bands they will have enough of children to justify a permanent school. This school suggestion meets the hearty approval of most of the more intelligent Indians.

         These two bands are delighted at the prospect of at an early date being permitted to build their homes on land from which they will never be driven off, and from which they will be able to secure work nearby.

          It is very difficult, almost impossible with most Indians, to induce them to go any great distance from where they have been born and raised.

          They are very shy and slow to form new acquaintances.

          If my recommendation for the purchase of this land is accepted I beg to most earnestly urge and insist that all possible energy be at earliest date to put behind its speedy consumation. I am forced to make this insistance for the reason that one of the principal reasons inducing Mr. Wilson to sell so near his beautiful home this land for an Indian village was he needs at an early date some money to meet pressing demands.

         He has said to me, and urges me to say to the Department, that if this proposed sale is to be tied up for some 2 or 3 months before final consumation and receipt of the consideration, that he desires all papers be returned to him at once, as he cannot afford to tie up his land indefinitely.

         He may have been the more insistant in this regard for the reason that some one has told him that it will take "six months or one year before he will see a dollar for his land. Mr. Wilson has 3 quite attractive daughters, two having but recently passed from short dresses and the other soon to follow, besides two boys about 18 and 20, and they are burning more or less auto oil; so you will understand the demands on "Dad" are not likely modest, few and far between. Again in this case "Dad" is an exceedingly kind and indulgent father. Permit me to say, in this same connection, that is, what was termed "long tedious, long drawnout red tape route to get any thing through the departments at Washington", Mr. McAlister, General Land Commissioner at San Francisco, when in his office recently, on my suggestion that sales to the Government were cash, etc., had to say "his experience with sales of Land usually "required from 1 1/2 to 4 years" to actually come in possession of the cash representing the sale", etc. I assured him that such delay would not be permitted under present administration of the Indian Office.

         Also another good and sufficient reason for earliest possible consumation of these purchase of lands for the Indians is the fact the Indians are so enthused and encouraged in the thought of a home of his own, and from time to time, and more especially before the gathering of the fruit crops, will have opportunity to begin the building and improving of his home at intervals, getting ready for the coming winter, all of which causes me to indulge the conviction of speedy action in the consumation of these sales.

         I realize that I am not exactly following instructions the Office in forwarding the enclosed deed and abstract in advance of first forwarding with my recommendation a definite offer in writing from the presumable owner of the land to be conveyed; however, on account of fact party so earnestly urges the earliest possible consumation of sale, and that his warranty deed is best and stronger evidence of his good faith than an offer in writing, have felt that the sending in the deed and abstract, would be, so to speak, "cutting across lots," expedite matters and really burden the Office with less labor.

         Mr. Wilson's P.O. is Geyserville, Calif.

         Just received your Mr. Hauke's favor of the 29th, ultimo, accompanied by copy of Robert Parish's letter, requesting that at some suitable time I investigate and report as to the conditions of the Indians at Manchester, Mendocino County, Calif. I hope to be able to get away from here by tomorrow afternoon for Little River in that county, stopping off at Cloverdale for one day, possibly two; with view of finding land for the Indians in and near that place, having heretofore failed, though I spent some 3 or 4 days there in an effort to do so. I have a letter from Wm. Tooley, the leading Indian there insisting "they have at last found a suitable piece of land that can be purchased," etc.

         While in Mendocino county will carefully investigate and report on the conditions of the indians at Manchester in that county.

         From Little River I expect to go on North to Big Lagoon in Humbolt county, where I shall likely make my P.O. for 3,4 or 5 days.

         It now seems probably I shall go from Big Lagoon to Colfax in [Placer] county, as I am in receipt of a recent letter from Mr. Asbury of Reno, advising that there are a number of needy and worth indians there that should have early attention.

         From Colfax I expect to work South, likely going through the following places, viz: Placerville, Fairplay, Omo Ranch, Indian [Diggins, Thoepranch] and [xxxx], counties of Eldorado, Amador and Calaveras.

         On my return from Big Lagoon through Santa Rosa will stop off for mail or any orders that may meet me, which will likely be 10 days to two weeks from now.

                              Very respectfully,


                              /s/ John J. Terrell
                              Special Indian Agent

Census of the Indians in, near and up Dry Creek from Healesburg in Sonoma County California.
          95        85                           42
Old man Jack Lucas, wife and 3 children, viz: Charley,             2.
   23        32
Maggie and Mary (Mary single)                                      1.
          42        40
Charley Lucas and wife                                             2.

Sam Warren and wife (Maggie Lucas)                                 2.
       48
Bill Fish                                                          1.
  13      10
Lizzie and Joe Waha- at school at Carson.                          2.
         32    27                            school at Carson
Mike Cardova, wife and 2 children, viz:Padro & Manuel in           4.

Alfred  Elgin 6 years old in local school                          1.
          19             18
Johny Mullen and Henry Arnold                                      2.

Joe Bill, Wife and 2 children, Annie Bill, single                  3.

Joe Lozinto, wife (Rosa Bill) and 8 children viz:

Louisa (Married to Albert Williams  Bell married to Greg
               17          14    12   6     3
Cardova) Joe Lozinto Jr. Pete, Emma  Lucy, Ralf & baby girl        6.

Albert Williams, wife and 2 children                               4.

Clary Bill and 2 children                                          3.

Fred Ross, wife and one child, Jose 13 years old                   3.
     20          14
Christian and Elsa Shackley                                        2.

Mary Poche- widow.                                                 1.

Charley Samuels and wife                                           2.
                                                                 --------------
                                                                  43.
        N-B: Charley Lucas is the leading Indian among the

Dry Creek band. He manifested a deep interest in securing

land for permanent homes for his people, he and his wife

walking 6 or 7 miles from their present home on Dry Creek to

East of Geyserville and assisting in the surveying of the land named in the deed from Mr. Wilson and wife to the United States of America for his and the Geyserville band's homes, he and his wife staying over night with the Geyserville Indians.

               Respectfully submitted

               /s/ John J. Terrell, Special Indian Agent,

        Census of the Indians in and near Geyserville

               Sonoma County California:

"Old" Jim Shin, widower, no living children                        1.
       78   75              32        12
Dick Low, wife and son Johny & his son Ora                         4.
            80                                         Indians
Geyserville Joe (wife dead) has a daughter with Cloverdale         1.
          60        65
Charley Managil, wife and 4 children                               6.

George Fish, wife and 5 children, 3 boys and 2 girls, viz:         2.
     9    7         5      3            1 1/2
  Willie, Lary, Katie,  Clide and George Jr.                       5.
       25    23          7
Tony  Jack, wife and stepson                                       3.
        50              11
Mrs. Williams and son Ike                                          2.
         19         22
Tony Tompson and wife [Laura Soma]                                 2.
     23        20                  7    4         1
Gib. Elgin,  wife and 3 children, May, Elza and Folis              5.
       52
Jack   Waha- widower.                                              1.
                                                                 --------------
                                   Dry Creek band                 32.
                                   Geyserville                    43.
                                                                 --------------
                                                                  75. Total

N-B: Gib Elgin and Tony Tompson are the leading Indians

of the Geyserville band. They each manifested much interest

in securing land for a permanent home for their people.

     They spent the better part of three days with me in my

efforts to secure land, and when found assisted in the surveying,

working as axmen. They accompanied me by night over to the Dry Creek country to see Charley Lucas, one of the leaders of that band to assist me and otherwise show an unmistakable evidence of welcome to the Dry Creek Indians to join them in their contemplated new home, etc.
                    Respectfully submitted:

                                        /s/John J. Terrell
                                        Special Indian Agent,

                                                               Tribal Operations
                                                                 076.2 Dry Creek

                                          NOV 1, 1979

Ms. Amy Martin, Chairperson
Dry Creek Rancheria
P.0. Box 413
Geyserville, California 95441

Dear Ms. Martin:

The four (4) Amendments to the Article of Association that were passed at the General Membership Meeting on September 22, 1979, are in effect.

They became in effect the day the General Membership apprpved them. In our October 16, 1979 memo to the Area Director, we stated that in accordance with
Article XIII of the Articles of Association for Dry Creek Rancheria, that no other approval authority is required. In the Area Director's memo of October 19, 1979, he concurred with our decision.

Should you have any questions, feel free to contact our office.

Sincerely yours,

/s/ [illegible]

Superintendent

                                 CERTIFICATION

This is to certify that the above Resolution was duly adopted at a meeting of Dry Creek Rancheria members, a quorum of 51% of the eligible voters being present, as required by Article XIII, on September 22, 1979, by a vote of 16 ayes, 0 nays and 0 abstaining.

/s/ Amy L. Martin
----------------------------
Amy L. Martin, Chairperson


Attest: /s/ Grant Smith
       ---------------------

          DRY CREEK RANCHERIA
[LOGO]
          3250 Highway 128 East
          Geyserviile, CA. 95441
          (707) 433-1209

                                   RESOLUTION

WHEREAS, these amendments to the Articles of Association of Dry Creek Rancheria were proppsed to the membership at the general meeting on April 29, 1979:

         Amendment I:

         Article V of the Articles, Meetings, shall be amended by substituting "fifteen (15%)" in place of "twenty-five (25%)." Article V as amended shall read as follows:

                  Meetings of the Tribal Council will be held during the months of April and September of each year, at times and places to be prescribed by the Chairman. Special meetings may be called by the Chairman, or by any two (2) members of the Board of Directors, provided that seven (7) days notice be given stating tba purpose of the meeting. No business shall be conducted in the absence of a quorum consisting of not less than fifteen (15%) percent of the voting membership.

         Amendment II:

         Article VII of the Articles, Board of Directors, shall be amended by adding (a) Procedure for Recall. Section (a) shall read as follows:

                  (a) procedure for Recall:

                  In the event of recall of a member of the Board of Directors for any reason, the same shall be accomplished by majority vote of duly qualified voting members of the Tribal Council, at a special meeting of the Council for that purpose, written notice of such meeting having been duly given at least seven (7) days prior to the date of such special meeting.

         Amendment III:

         Article XIII of the Articles, Amendments, shall be amended by substituting "thirty percent (30%)" in place of "fifty-one percent (51%)." Article XIII as amended shall read as follows:

                  The Articles of Association may be amended by a majority vote of the eligible voters of the Tribal Council, provided at least thirty percent (30%) of the eligible voters participate in a referendum election called for that purpose. A referendum election to amend the Articles of Association must be preceded by a duly called meeting of the Tribal Council at which the proposed amendments has been explained.

         Amendment IV:

         By adding Article XIV to the Articles. Article XIV to read as follows

                  Articie XIV - Housing Authority:


                  Tribal Council shall have the power to enact an ordinance for the purpose of establishing a housing authority or to join an existing housing authority.

         and


WHEREAS, the membership reviewed and discussed these amendments at the general meeting of September 22, 1979, and

WHEREAS, the members feel it is within the best interest of Dry Creek Rancheria to incorporate these amendments into the existing Articles of Association.

NOW THEREFORE BE IT RESOLVED that Amendment numeral I, II, III, and IV respectively be approved by the Tribal Council of Dry Creek Rancheria.

[LOGO]                      Dry Creek Rancheria

                              BAND OF POMO INDIANS
                     498 B MOORE LANE, HEALDSBURG, CA 95448
                      P. O. BOX 607, GEYSERVILLE, CA 95441
                      PHONE: 707-431-2388 FAX 707-431-2615
                           E-MAIL - dcradmin@sonic.net

                   RESOLUTION TO RATIFY TRANSACTION DOCUMENTS
                           FOR TRIBE'S INTERIM CASINO

                          RESOLUTION No. 01-08-26-001

WHEREAS, Dry Creek Rancheria (the Tribe) is a federally recognized Indian tribe organized under the tribe's Articles of Association (the Articles), adopted on September 13, 1972, and approved by the Deputy Assistant Secretary of the Interior on April 16, 1973, by virtue of powers inherent in tribal sovereignty and those delegated by the United States of America; and

WHEREAS, the General Membership shall elect from its membership a Board of Directors and all powers and responsibilities shall be vested in the General Membership which may delegate powers to the Board of Directors pursuant to Article IV of the Articles.

WHEREAS, The General Membership authorizes the Board of Directors to pass resolutions and/or ordinances so they could carry out the daily business of the tribe and represent the local community in all negotiations with the local, state and federal governments, pursuant to
         Article VII of the Articles.

NOW, THEREFORE BE IT RESOLVED, that all actions of the Board of Directors with respect to the transactional documents, including the approval and execution of such documents, and with respect to any documents and agreements related thereto which are necessary for the implementation of the transaction, and any further actions which must be taken by the Board of Directors in order to carry out the intent of this resolution and the purpose of the transactional documents, including but not limited to entering into such construction, consulting, purchasing and professional agreements as may be necessary for the tribe's construction and operation of the casino, are hereby authorized, approved and ratified, and the Board of Directors is hereby directed to execute and implement such documents and agreements and to construct and operate the casino as contemplated therein.


Page 1 of 2                Resolution No. 01-08-26-001

                                  CERTIFICATION


The foregoing resolution was presented at a Special Meeting of the Board of Directors on the 26th of August, 2001 with a quorum present. Motion was made by Aaron Silva seconded by Jimmy Silva and approved by a vote of 100 ayes, 31 noes, and 0 abstentions.



                                              /s/ Michael Racho
                                            ----------------------------------
                                            Michael Racho, Tribal Chairman





ATTESTED





/s/ Betty J. Arterberry
----------------------------------------
Betty J. Arterberry, Secretary/Treasurer


Page 2 of 2                Resolution No. 01-08-26-001

                                  SCHEDULE II

                      QUALIFICATIONS REGARDING AGREEMENTS

Item number 6 of Holland & Knight LLP's legal opinion is hereby qualified as follows:

1. There is a claim or threatened claim by Advent Communications & Entertainment Company and its partners, affiliates and co-ventureres (including each party identified under "Third Party Disputes" in the Loan Agreement) that the negotiation and execution of the Loan Agreement is an express breach of the Sonoma Canyon Documents and/or the Sonoma Falls Documents (as such terms are defined in the Loan Agreement) and documents related thereto, including an "Exclusive Negotiating Agreement" dated August 7, 1999, all of which claims are acknowledged by Developer.

                                  SCHEDULE III

                                  DISCLOSURES

The following disclosures are made in connection with item number 7 of Holland & Knight's legal opinion:

1. that certain claim made by the Alexander Valley Association against Borrower pursuant to a letter dated September 12, 2000, alleging certain violations by Borrower of the federal Endangered Species Act and correspondence from the National Marine Fisheries Service regarding potential takings by the Borrower under that Act with respect to the creek bed on the lower part of the Dry Creek Rancheria, review of which has been acknowledged by Developer;

2. a claim or threatened claim set forth in a letter dated October 27, 1999, from James R. Mazzoni, Jr., Esq., of PassaLacqua, Mazzoni & Gladden, as attorneys for Carlton Proschold, the owner of the property burdened by the access easement to the Property, to Ms. Amy Martin, that such access easement does not permit the use of such access for utilization of the Property for casino use, and subsequent assertions of that claim by Proschold and others related to him, all of which claims have been acknowledge by Developer;

3. a dispute by certain voting members of the Tribe who claim they have successfully recalled the present members of the Tribe's Board of Directors and replaced them with an "interim board." The Bureau of Indian Affairs continues to recognize the current board. An appeal of that recognition is pending;

4. a claim or threatened claim by Advent Communications & Entertainment Company and its partners, affiliates and co-ventureres (including each party identified under "Third Party Disputes" in the Loan Agreement) that the negotiation and execution of the Loan Agreement is an express breach of the Sonoma Canyon Documents and/or the Sonoma Falls Documents (as such terms are defined in the Loan Agreement) and documents related thereto, including an "Exclusive Negotiating Agreement" dated August 7, 1999, all of which claims have been acknowledged by Developer;

5. that certain litigation entitled Artichoke Joe's, et al. v. Norton, et al. (No. CV-S-01-248 DFL/GGH, E.D. Calif.) filed on February 7, 2001 challenging the constitutionality of California Constitution Article IV, Section 19 (f), the effect of which, if successful, cannot be determined but could limit the Tribe's ability to offer certain gaming in the Tribe's gaming facility (the "Prop 1A Litigation"); and

6. the opinion of the Attorney General of California dated February 23, 2001 that California "Compacts entered into by the State and 62 federally recognized Tribes contemplate that the Gambling Control Commission ("GCC") will issue the licenses for gaming devices pursuant to the Compact's provisions;" that the Tribe purchased gaming device licenses that were issued on or about May 15, 2000 through a process established by the Compact tribes utilizing the Michael Sides Accountancy Corporation and not by the GCC, although the State commended the tribes on the process at the time; that gaming devices operated pursuant to those licenses were not placed in commercial operation within 12 months of issuance as required under the Compact; that further gaming device license issuance and other compliance procedures may be necessary to effectuate the Tribe's right to operate more than 350 gaming devices; and that further licenses may not be available if and when needed. Members of the GCC have indicated informally that it is possible that new licenses to replace those issued through the Sides process will be issued by the GCC and that the one-year deadline will not begin to run until then, but there has been no formal announcement to that effect.

                                  EXHIBIT F-1

Disclosures

                                   EXHIBIT F-1

                                  DISCLOSURES

The following disclosures are hereby made to Developer:

1. that certain claim made by the Alexander Valley Association against Borrower pursuant to a letter dated September 12, 2000, alleging certain violations by Borrower of the federal Endangered Species Act and correspondence from the National Marine Fisheries Service regarding potential takings by the Borrower under that Act with respect to the creek bed on the lower part of the Dry Creek Rancheria, review of which is acknowledged by Developer;

2. a claim or threatened claim set forth in a letter dated October 27, 1999, from James R. Mazzoni, Jr., Esq., of PassaLacqua, Mazzoni & Gladden, as attorneys for Canton Proschold, the owner of the property burdened by the access easement to the Property, to Ms. Amy Martin, that such access easement does not permit the use of such access for utilization of the Property for casino use, and subsequent assertions of that claim by Proschold and others related to him, all of which claims are acknowledge by Developer;

3. a dispute by certain voting members of the Tribe who claim they have successfully recalled the present members of the Tribe's Board of Directors and replaced them with an "interim board." The Bureau of Indian Affairs continues to recognize the current board. An appeal of that recognition is pending; and

4. a claim or threatened claim by Advent Communications & Entertainment Company and its partners, affiliates and co-ventureres (including each party identified under "Third Party Disputes" in the Loan Agreement) that the negotiation and execution of the Loan Agreement is an express breach of the Sonoma Canyon Documents and/or the Sonoma Falls Documents (as such terms are defined in the Loan Agreement) and documents related thereto, including an "Exclusive Negotiating Agreement" dated August 7, 1999, all of which claims are acknowledged by Developer;

5. that certain litigation entitled Artichoke Joe's, et al. v. Norton, et al. (No. CV-S-01-248 DFL/GGH, E.D. Calif.) filed on February 7, 2001 challenging the constitutionality of California Constitution Article IV, Section 19 (f), the effect of which, if successful, cannot be determined but could limit the Tribe's ability to offer certain gaming in the Tribe's gaming facility (the "Prop lA Litigation");

6. the opinion of the Attorney General of California dated February 23, 2001 that California "Compacts entered into by the State and 62 federally recognized Tribes contemplate that the Gambling Control Commission ("GCC") will issue the licenses for gaming devices pursuant to the Compact's provisions;" that the Tribe purchased gaming device licenses that were issued on or about May 15, 2000 through a process established by the Compact tribes utilizing the Michael Sides Accountancy Corporation and not by the GCC, although the State commended the tribes on the process at the time; that gaming devices operated pursuant to those licenses were not placed in commercial operation within 12 months of issuance as required under the Compact; that further gaming device license issuance and other compliance procedures may be necessary to effectuate the Tribe's right to operate more than 350 gaming devices; and that further licenses may not be available if and when needed. Members of the GCC have indicated informally that it is possible that new licenses to replace those issued through the Sides process will be issued by the GCC and that the one-year deadline will not begin to run until then, but there has been no formal announcement to that effect; and

7. a claim or threatened claim by Advent Communications & Entertainment Company and its partners, affiliates and co-venturers (including each party identified under "Third Party Disputes" in the Loan Agreement) that the negotiation and execution of the Loan Agreement is an express breach of the Sonoma Canyon Documents and/or the Sonoma Falls Documents (as such terms are defined in the Loan Agreement) and documents related thereto, including an "Exclusive Negotiating Agreement" dated August 7, 1999, all of which claims are acknowledged by Developer.

                                   EXHIBIT G

Specimen of Buy-out Promissory Note

                                      NOTE



              THIS NOTE IS SECURED BY PERSONAL PROPERTY COLLATERAL



$_______________________                               Sonoma County, California
                                                              ____________, 200_

         This Note is hereby given as of the date written above by DRY CREEK RANCHERIA BAND OF POMO INDIANS, a federally-recognized Indian tribe with an address at 498 Moore Lane, #B, Healdsburg, Sonoma County, State of California 95448 ("Maker"), in favor of DRY CREEK CASINO, LLC, which has an address at c/o Nevada Gold & Casinos, Inc., 3040 Post Oak Boulevard, Suite 675, Houston, Texas 77056 ("Lender").

                                    Recitals

         A. Pursuant to that certain Development and Loan Agreement dated as of August 26, 2001 ("Loan Agreement") by and between Lender and Maker, Lender will make certain Development Advances (as such term is defined in the Loan Agreement) to Maker from time to time, to be evidenced by this Note; and

         B. Pursuant to that certain Security Agreement dated as of the date hereof ("Security Agreement" and together with this Note and the Loan Agreement, the "Loan Documents"), this Note shall be secured by the Collateral (as such term is defined in the Security Agreement), which security interest shall be a first priority lien on the Collateral (as such term is defined in the Security Agreement), subject only to enforceable Third Party Liens, as set forth in the Loan Agreement.

                                  Terms of Note

         NOW THEREFORE, Maker hereby promises to pay to the order of Lender, or the holder-in-due-course of this Note, ("Holder") the principal sum of
Dollars ($      ), or so much thereof as may be advanced from time to time, and interest from the date hereof on the balance of principal from time to time outstanding, in United States currency, at 12% per annum, in accordance with the terms and conditions set forth below.

         Payment of this Note is governed by the Loan Agreement (including without limitation, Paragraph 6.9 thereof), the terms of which are incorporated herein by express reference as if fully set forth herein. Capitalized terms used herein without a definition shall have the meanings ascribed to them in the Loan Agreement.

         All payments on this Note shall be applied first to the payment of accrued and unpaid interest, and the remainder thereon shall be applied to the reduction of the unpaid principal balance of this Note. At any time when the unpaid principal balance of this Note is equal to zero, the Holder shall cancel this Note and redeliver it to the Maker.

         All payments hereunder shall be made in lawful money of the United States of America and shall be hand delivered or mailed by prepaid registered or certified first class mail to the Holder at such place and in such manner as the Holder shall specify by written notice to the Maker.

         If any payment under this Note is not made when due, the Maker, and every entity or person who assumes the obligations of this Note, promises to pay to the Holder all damages and costs of collection, including, without limitation,, reasonable attorney's fees, whether or not suit is filed hereon.

         Notwithstanding any provision to the contrary contained in this Note, the Maker shall not be required to pay, and the Holder shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, then in such event: (1) the provisions of this paragraph shall govern and control; (2) the Maker shall not be obligated to pay any Excess Interest; (3) any Excess Interest that the Holder may have received hereunder shall be, at the Holder's option, (a) applied as a credit against the outstanding principal balance of this Note (not to exceed the maximum amount permitted by applicable law), (b) refunded to the party which had paid such Excess Interest, or (c) any combination of the foregoing; and (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law, and this Note shall be deemed to have been, and shall be, reformed and modified to reflect such reduction.

         The Maker waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and demand and notice of any kind with respect to this Note.

         No delay or omission on the part of the Holder or any holder hereof in exercising any rights hereunder or under any other Loan Documents shall operate as a waiver of any such right or of any other right under the Loan Documents. A waiver on any one occasion shall not be construed as a bar to or a waiver of any such right and/or remedy on any future occasion.

         Maker understands, acknowledges and agrees that Maker's obligations and liabilities hereunder are and shall be separate and independent from, and in addition to, those under the other Loan Documents and that Maker's obligation and liabilities hereunder or under the Loan Agreement shall not be deemed merged into or superseded or satisfied by foreclosure upon the Collateral (as defined in the Security Agreement).

         Whenever in this Note reference is made to the Maker or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns, including, without limitation, a receiver, trustee or debtor in possession of or for the Maker or the Holder.

         All communications required or permitted under this Note shall be in writing and shall be delivered in accordance with the notice provisions of the Loan Agreement.

         This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Maker or Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         This Note, made in the State of California, shall be construed and enforced according to the laws of the State of California, and if any provision of this Note is in conflict with the laws of the State of California or is otherwise unenforceable for any reason, then such provision shall be deemed separable from and shall not invalidate any other provisions of this Note.

         Maker agrees, covenants, represent and warrants that the Loan proceeds shall be used solely as set forth in the Loan Agreement and not for personal, family or household purposes. Maker further represents and warrants as follows:
Maker is a federally-recognized Indian tribe with full power and authority to give this Note. This Note has been duly authorized, executed and delivered by Maker and constitutes the valid and legally binding obligations of Maker, enforceable in accordance with its terms against Maker. The execution and delivery of this Note by Maker and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate to which Maker is a party or by which it is bound or to which its properties are subject or require any authorization or approval under or pursuant to any of the foregoing, or violate any applicable laws, or require any governmental consent that Maker has not already obtained.

         IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered by its duly authorized officers as of the day first above written.


                                  DRY CREEK RANCHERIA BAND OF POMO
                                  INDIANS, a federally-recognized Indian tribe

                                  By:
                                      ------------------------------------
                                  Name:
                                       -----------------------------------
                                  Title:
                                       -----------------------------------


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